Exhibit 2.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  ACCEPTANCES OR REJECTIONS WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.

RESTRUCTURING SUPPORT AGREEMENT

by and among

NRG ENERGY, INC.

and

THE UNDERSIGNED NOTEHOLDERS

dated as of October 2, 2013

NRG intends to file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer will file with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at the time of filing at www.sec.gov. Alternatively, the company will arrange to send you the prospectus after filing if you request it by calling 609-524-4500 or emailing investor.relations@nrgenergy.com.

RESTRUCTURING SUPPORT AGREEMENT

This Restructuring Support Agreement (the “Agreement”) is made and entered into as of October 2, 2013, by and among NRG Energy, Inc., a Delaware corporation (“NRG”), and each of the undersigned noteholders (together with their respective permitted successors and assigns, each, a “Supporting Noteholder,” and collectively, the “Supporting Noteholders”).  Each of the Supporting Noteholders and NRG is referred to as a “Party” and collectively as the “Parties.”

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Summary Term Sheet attached hereto as Exhibit A, which term sheet and all exhibits thereto are expressly incorporated by reference herein as provided in Section 3 hereof (such term sheet, including all exhibits thereto, the “Summary Term Sheet”).

WHEREAS, on December 17, 2012 (the “Petition Date”), Edison Mission Energy, a Delaware corporation (“EME”), and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”), and the Debtors’ bankruptcy cases are being jointly administered under case no. 12-49219 (the “Bankruptcy Cases”);

WHEREAS, the Supporting Noteholders hold debt securities issued by EME under: (a) that certain Indenture, dated as of June 6, 2006 (as amended, modified, waived, or supplemented, the “2006 Indenture”), providing for the issuance of 7.50% Senior Fixed Rate Notes due 2013 and 7.75% Senior Fixed Rate Notes due 2016 and (b) that certain Indenture, dated as of May 7, 2007 (as amended, modified, waived, or supplemented, the “2007 Indenture,” and with the 2006 Indenture, the “Indentures”), providing for the issuance of 7.00% Senior Fixed Rate Notes due 2017, 7.20% Senior Fixed Rate Notes due 2019, and 7.625% Senior Fixed Rate Notes due 2027 (such notes issued under the Indentures, the “Notes,” and the holders of such Notes, the “Noteholders”), by and between EME and Wells Fargo Bank, N.A., as trustee (in such capacity, the “Indenture Trustee”);

WHEREAS, prior to the date hereof, the Parties engaged in good faith, arm’s length negotiations that led to the execution of the Summary Term Sheet, which sets forth the material terms of a potential restructuring of the Debtors, upon the consummation of which NRG or its designee would (i) acquire the Acquired Assets, including EME’s ownership interest in the Debtors and all of EME’s direct and indirect subsidiaries other than the Homer City Debtors (collectively with EME and the Debtors, the “Company”) and (ii) assume specified liabilities as provided herein (the “Restructuring”);

WHEREAS, the Parties desire to implement the Restructuring through a chapter 11 plan of reorganization in the Bankruptcy Cases on the terms and conditions of the Summary Term Sheet, this Agreement and such other terms as may be mutually satisfactory to the Parties; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.            Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Summary Term Sheet.

“2006 Indenture” has the meaning given in the recitals.

“2007 Indenture” has the meaning given in the recitals.

“Agreed Plan” means a chapter 11 plan in form and substance satisfactory to NRG and each of the Supporting Noteholders, on the terms and conditions of the Summary Term Sheet, this Agreement and such other terms as may be mutually satisfactory to the Parties (including such terms as may be agreed in this Agreement).

“Agreed PoJo Consent” means a written consent of the PoJo Parties in form and substance satisfactory to NRG and each of the Supporting Noteholders, on the terms and conditions of the PoJo Term Sheet and such other terms as may be mutually satisfactory to the Parties (including such terms as may be agreed in this Agreement).

“Agreed PSA” means a Plan Sponsor Agreement in form and substance satisfactory to NRG, the Required Supporting Noteholders and each of the proponents of the Agreed Plan, including all exhibits, schedules and attachments thereto, on the terms and conditions of the Summary Term Sheet (including, for the avoidance of doubt, the Plan Sponsor Protections) and such other terms as may be mutually satisfactory to the Required Supporting Noteholders and the parties to the Agreed PSA (including such terms as may be described in this Agreement).

“Agreement” has the meaning given in the preamble.

“Alternative Transaction” means any transaction for the acquisition of any Acquired Asset that is inconsistent in any material respect with the Restructuring and the transactions contemplated by this Agreement, in any form or structure whatsoever, whether by plan of reorganization (including any reorganization in which EME retains its interests in any of its direct or indirect subsidiaries other than the Homer City Debtors), offer, proposal, dissolution, winding up, liquidation, merger, consolidation, business combination, joint venture, partnership, sale of assets, sale of stock, restructuring, refinancing or otherwise.  For the avoidance of doubt, sales of Non-Core Assets shall not be deemed or construed to be Alternative Transactions.

“Bankruptcy Cases” has the meaning given in the recitals.

“Bankruptcy Court” has the meaning given in the recitals.

“Business Day” means any day which is not a Saturday, Sunday or legal holiday recognized by the Federal government of the United States of America.

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“Casualty or Condemnation Loss” means, with respect to the Acquired Assets, any damage, destruction, unavailability or unsuitability for the intended purpose by fire, weather conditions, or other casualty or taking in condemnation or right of eminent domain.

“CBA Liabilities” means, with respect to all Company employees who are subject to a collective bargaining agreement, all Liabilities for accrued salary, wages, medical benefits, sick leave, vacation time and other employee welfare benefits.

“Closing” means the closing of the Restructuring.

“Closing Date” means the date on which the Closing occurs.

“Committee” means the official committee of unsecured creditors appointed in the Bankruptcy Cases by the United States Trustee on January 7, 2013.

“Company” has the meaning given in the recitals; for the avoidance of doubt, the Company does not include the Homer City Debtors.

“Confidentiality Agreements” means the confidentiality agreements executed by NRG and the Supporting Noteholders prior to the date hereof in connection with the negotiation of the Restructuring.

“Debtors” has the meaning given in the recitals.

“Disclosure Statement” means a disclosure statement for the purposes of section 1125 of the Bankruptcy Code in support of the Agreed Plan and the transactions contemplated by this Agreement and the Summary Term Sheet.

“EME” has the meaning given in the recitals.

“Expense Reimbursement” means a cash payment to reimburse NRG for its reasonable and documented out-of-pocket expenses, including reasonable and documented attorneys’ fees and reasonable and documented out-of-pocket expenses incurred by attorneys and investment bankers, incurred in connection with or in relation to the transactions contemplated herein or in the Agreed PSA.  For the avoidance of doubt, the Expense Reimbursement shall not include any monthly fees, success fees or other incentive fees of any financial advisor to NRG.

“GAAP” means United States generally accepted accounting principles as in effect on the date of this Agreement.

“Homer City Debtors” means Edison Mission Finance Co., EME Homer City Generation L.P. and Homer City Property Holdings, Inc.

“Indentures” has the meaning given in the recitals.

“Indenture Trustee” has the meaning given in the recitals.

“IPCB” means the Illinois Pollution Control Board.

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“Joliet Parties” has the meaning given in the PoJo Term Sheet.

“Material Adverse Effect” has the meaning given in Section 3(j) hereof.

“MWG” means Midwest Generation, LLC, a Delaware limited liability company.

“Non-Core Assets” means (i) American Bituminous, an approximately 80 MW waste coal facility in Grant Town, West Virginia, (ii) Big Sky, an approximately 240 MW wind powered-generating facility in Ohio, Illinois, (iii) Broken Bow II, a wind generation development project in central Nebraska, (iv) Crawford Station, an approximately 542 MW dual fuel generating facility in Chicago, Illinois, and (v) Fisk Station, an approximately 326 MW coal-fired generating facility in Chicago, Illinois.

“Notes” has the meaning given in the recitals.

“Noteholders” has the meaning given in the recitals.

“Notes Claims” has the meaning given in Section6(a) hereof.

“NRG” has the meaning given in the preamble.

“NRG Common Stock” means the common stock of NRG, par value $0.01 per share.

“Party” and “Parties” have the meanings given in the preamble.

“Permitted Interim Sale” means the sale of any Acquired Asset from and after July 11, 2013 to an entity other than NRG (other than sales of Non-Core Assets and sales of assets in the ordinary course of business consistent with the Company’s past practices).

“Permitted Interim Sale Amount” means, with respect to any Permitted Interim Sale, the sum of (i) cash, cash equivalents and/or readily marketable securities received as a result of such Permitted Interim Sale and (ii) Company debt assumed by an entity other than the Company or NRG, paid off by an entity other than the Company or NRG, or forgiven in any such Permitted Interim Sale.  For the avoidance of doubt, the proceeds of any sale of a Non-Core Asset or any debt assumed or forgiven in connection with such a sale shall not be included in the calculation of the Permitted Interim Sale Amount.

“Petition Date” has the meaning given in the recitals.

“Plan Documents” means the Agreed Plan, the Agreed PoJo Consent, the Plan Supplement, the Agreed PSA, the operative transaction documents providing for the acquisition of the Acquired Assets and the assumption of the Assumed Liabilities, and all related exhibits, schedules, orders and other documents.

“Plan Sponsor Protections” means the following bid protections in favor of NRG:  (i) the Termination Fee; (ii) the Expense Reimbursement; and (iii) a non-solicitation covenant (subject to any limited marketing period that the Agreed PSA may provide to the Debtors) binding upon each of the Debtors, the Committee, the Supporting Noteholders that are co-proponents of the

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Agreed Plan, and the respective Representatives of each of the foregoing, as set forth in the Agreed PSA.

“Plan Supplement” means the supplement to the Agreed Plan to be filed with the Bankruptcy Court not later than ten days prior to the voting deadline for the Plan, which shall, among other things, identify executory contracts and leases to be rejected as determined by NRG in NRG’s sole and absolute discretion.

“PoJo Lease Documents” means the operative documents associated with the sale lease-back transaction relating to MWG’s facilities in Powerton and Joliet, Illinois, defined as the “Operative Documents” in the Participation Agreements, dated August 17, 2000.

“PoJo Parties” means the Joliet Parties and the Powerton Parties, collectively.

“PoJo Term Sheet” means the term sheet attached as Exhibit A to the Summary Term Sheet.

“Powerton Parties” has the meaning given in the PoJo Term Sheet.

“PUCT” means the Public Utility Commission of Texas.

“Qualified Marketmaker” has the meaning given in Section 8 hereof.

“Registration Statement” means a registration statement on Form S-1 of NRG filed (or to be filed) with the SEC under the Securities Act registering the offer and sale of the Stock Consideration and its issuance and distribution pursuant to the Agreed Plan.

“Representatives” means, with respect to any person or entity, such person’s or entity’s directors, officers, employees, agents and other representatives, including any investment bankers, financial advisors, tax advisors, attorneys or accountants.

“Required Supporting Noteholders” means Supporting Noteholders (and, to the extent applicable, their permitted transferees pursuant to Section 8 hereof) representing at least 75% of the outstanding principal amount of Note Claims held by the Supporting Noteholders as of the date hereof (the “Original Signatory Note Claims”).  For the avoidance of doubt, the foregoing 75% threshold shall be determined exclusive of any Note Claims (i) held or acquired by permitted transferees that are not Original Signatory Note Claims or (ii) acquired by the Supporting Noteholders after the date hereof.

“Required Supporting Noteholder Termination Event” has the meaning given in Section 10 hereof.

“Restructuring” has the meaning given in the recitals.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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“Stock Consideration” means such number of shares of NRG Common Stock as is equal to the quotient of (a) $350,000,000 divided by (b) the volume-weighted average trading price of a share of NRG Common Stock over the twenty Business Days prior to the initial public disclosure of the Restructuring.

“Summary Term Sheet” has the meaning given in the recitals.

“Superior Proposal” has the meaning given in Section 3(e) hereof; for the avoidance of doubt, Superior Proposal includes the term “unsolicited superior proposal” as used in the Summary Term Sheet.

“Supporting Noteholder” and “Supporting Noteholders” has the meaning given in the preamble.

“Termination Fee” means a fee payable to NRG in cash equal to $65,000,000 on the terms and subject to the conditions set forth in the Agreed PSA, which shall be consistent with this Agreement.

“Transfer” has the meaning given in Section 8 hereof.

“Walnut Creek Loss” means any of the following:

(i) the loss of all or substantially all of the approximately 479 MW gas-fired generating facility at the Walnut Creek Station;

(ii) the destruction of all or substantially all of the Walnut Creek Station such that there remains no substantial remnant thereof which a prudent owner, desiring to restore the Walnut Creek Station to its original condition, would utilize as the basis of such restoration;

(iii) the destruction of all or substantially all of the Walnut Creek Station irretrievably beyond repair;

(iv) the destruction of all or substantially all of the Walnut Creek Station such that the cost of repair would equal or exceed the cost of replacement;

(v) the destruction of all or substantially all of the Walnut Creek Station such that the insured may claim a “total loss” under any insurance policy covering the Walnut Creek Station upon abandoning the Walnut Creek Station to the insurance underwriters therefor; or

(vi) the condemnation or taking by eminent domain of all or a substantial portion of the real property at the Walnut Creek Station, provided that such condemnation or taking is material to the operation of the Walnut Creek Station.

“Walnut Creek Station” means the approximately 479 megawatt gas-fired generating facility at the Walnut Creek Energy Park in the City of Industry, California.

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2.            Interpretation.  In this Agreement, unless the context otherwise requires:

a.             words importing the singular also include the plural, and references to one gender include all genders;

b.             the headings in this Agreement are inserted for convenience only and do not affect the construction of this Agreement and shall not be taken into consideration in its interpretation;

c.             the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

d.             the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “or” is not exclusive;

e.             all financial statement accounting terms not defined in this Agreement shall have the meanings determined by GAAP;

f.              unless otherwise expressly provided in this Agreement, any agreement (including this Agreement), instrument, statute, order or decree defined or referred to herein means such agreement, instrument, statute, order or decree as from time to time amended, modified, supplanted, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, proclamations or decrees) by succession of comparable successor statutes, proclamations or decrees;

g.             all references to currency or dollars herein refer to the United States dollar; and

h.             references to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body, in any jurisdiction shall include any successor to such entity.

3.            Incorporation of the Term Sheet As Provided Herein.  The Summary Term Sheet is hereby incorporated by reference as if fully set forth in this Agreement, except as expressly provided otherwise in and as supplemented by this Agreement, including, without limitation, the following:

a.             Registration of Securities.  NRG shall file the Registration Statement on or before the hearing to approve the Disclosure Statement and shall use reasonable best efforts and work in good faith to cause the SEC to declare the Registration Statement effective on or before the Closing Date.  NRG shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer and sale of the Stock Consideration by NRG for a period of thirty days following the Closing Date.  The Registration Statement (and all amendments and supplements thereto and the prospectus used in connection therewith) and the offer and sale of the Stock

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Consideration shall comply in all material respects with the requirements of applicable securities laws.  The Registration Statement (and all amendments and supplements thereto and the prospectus used in connection therewith) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Supporting Noteholders and their counsel shall be given a reasonable opportunity to review and comment on the Registration Statement (and all amendments and supplements thereto and the prospectus used in connection therewith), and NRG shall not and shall cause its respective subsidiaries to not use the name of the Indenture Trustee or any Supporting Noteholder in the Registration Statement or any amendment or supplement thereto without such person’s prior written consent, which consent shall not be unreasonably withheld.  NRG shall provide the Supporting Noteholders and their counsel with any comments or other communications, whether written or oral, NRG or their counsel may receive from the SEC or its staff with respect to the Registration Statement (or any amendments or supplements thereto or the prospectus used in connection therewith) or the offer and sale of the Stock Consideration promptly after the receipt of such comments or other communications and shall provide the Supporting Noteholders and their counsel an opportunity to participate in the response of NRG to such comments or other communications.

b.             Publicity and Disclosure.  Each Supporting Noteholder, either individually or together with the other Supporting Noteholders, shall be entitled to make public the terms of the Restructuring and this Agreement at any time on or after October 18, 2013, provided that the Supporting Noteholders provide NRG with at least three Business Days’ prior written notice of such proposed disclosure, it being acknowledged and agreed that the Supporting Noteholders will not exercise the foregoing disclosure right without the consent of the Required Supporting Noteholders.  NRG shall submit to counsel for the Supporting Noteholders all press releases and public filings relating to this Agreement, the Plan Documents, or the transactions contemplated hereby or thereby no less than three Business Days’ prior to such proposed disclosure.  Except as required by law (as determined by outside counsel to NRG) and with reasonable prior written notice to the Supporting Noteholders, NRG shall not and shall cause its respective subsidiaries to not (a) use the name of the Indenture Trustee or any Supporting Noteholder in any press release without such person’s prior written consent or (b) disclose to any person other than legal and financial advisors to NRG the principal amount or percentage of any Notes Claims or any other securities of the Company or its subsidiaries held by any Supporting Noteholder; provided that NRG shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of the Notes Claims held by the Supporting Noteholders.

c.             Remedies under this Agreement.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as the sole remedy for any such breach, without having to establish the inadequacy of damages as a remedy or any requirement to post a bond.  For the avoidance of doubt, no Party shall be liable to any other Party for money

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damages of any kind for a breach of this Agreement, whether direct, special, indirect, consequential, incidental or punitive.

d.             Conduct of Business.  The Agreed PSA shall provide for customary conduct of business covenants binding upon the Company from the date of the Bankruptcy Court’s approval of the Agreed PSA through the Closing Date.

e.             Superior Proposal.  For the purposes of the Summary Term Sheet and the Plan Documents, Superior Proposal means one or more bona fide written proposals or offers with respect to any Alternative Transaction:

(i) to acquire, directly or indirectly, collectively, at least seventy-five percent of the Acquired Assets for consideration consisting of (x) cash, cash equivalents, and/or readily marketable securities in an amount that exceeds 105% of the Purchase Price and (y) the assumption of substantially all liabilities to be assumed by NRG under the Restructuring, including the PoJo Lease Documents, the Tax Indemnity Agreements, the CBA Liabilities and any other obligations under the collective bargaining agreements to which any of the Debtors are a party;

(ii) that provides for the release of EME from (x) all Liabilities under the PoJo Lease Documents, the Tax Indemnity Agreements, and the MWG Intercompany Notes for consideration not to exceed the Agreed PoJo Cure Amount less any Acquired Cash at MWG, and (y) any Liabilities to direct or indirect subsidiaries included in the Acquired Assets;

(iii) that is otherwise on terms that the boards of directors or other managing bodies of the Company and/or the Committee duly determines in their reasonable good faith judgment and after consultation with their financial advisors and outside legal counsel  would result, if consummated, in a transaction that is more favorable to EME than the Restructuring;

(iv) is reasonably capable of being consummated on or prior to July 31, 2014, including with respect to receipt of all required regulatory approvals;

(v) provides for no diligence, financing or other material contingencies, and no conditions precedent other than those provided in the Summary Term Sheet, this Agreement or the Agreed PSA; and

(vi) that was not executed in violation of the non-solicitation covenant in the Agreed PSA (which shall be subject to any limited marketing period that the Agreed PSA may provide to the Debtors).

f.              Fiduciary Duty Exception.  For the purposes of the Summary Term Sheet and the Plan Documents, the term “fiduciary duty exception” means the right of the Debtors and/or the Committee to terminate the Agreed PSA in order to pursue and enter

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into an agreement concerning a Superior Proposal, subject in all respects to payment of the Termination Fee and Expense Reimbursement as provided in the Summary Term Sheet; provided, however, that in the event that the Agreed PSA provides Debtors with a limited marketing period, the Supporting Noteholders will support granting NRG notice and matching rights with respect to all Superior Proposals and Alternative Transactions.

g.                                        Payment of Termination Fee and Expense Reimbursement. The Termination Fee and Expense Reimbursement shall be deemed fully earned by NRG upon the termination of the Agreed PSA or, following the execution of the Agreed PSA, the Debtors’ execution of a written agreement that contemplates the consummation of a Superior Proposal, subject to the additional terms and conditions described in the Summary Term Sheet.

h.                                       Termination Rights.  In addition to the other termination rights in the Summary Term Sheet and herein, NRG shall have the right to terminate this Agreement and the Agreed PSA if EME executes a written agreement that contemplates the consummation of a Superior Proposal or seeks Bankruptcy Court approval in relation to the same.

i.                                           Purchase Price Adjustment.  The Purchase Price shall be reduced dollar-for-dollar for all Permitted Interim Sales by the non-debt portion of the applicable Permitted Interim Sale Amount, provided that (i) the Permitted Interim Sale Amount for each such Permitted Interim Sale is in an amount less than or equal to $25,000,000 and (ii) in the aggregate, the Permitted Interim Sale Amount for all such Permitted Interim Sales is in an amount less than or equal to $50,000,000.

j.                                          Material Adverse Effect.  For the purposes of the Summary Term Sheet and the Plan Documents, the term “Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Company, taken as a whole, excluding any such effect, alone or in combination resulting from, relating to or arising from: (i) any change generally affecting the international, national or regional economies or the credit, debt, financial or capital markets; (ii) any change generally affecting the international, national or regional electric generating, transmission or distribution industry; (iii) any change generally affecting the international, national or regional wholesale or retail markets for electric power, ancillary services, or capacity; (iv) any change generally affecting the international, national or regional wholesale markets for natural gas or coal; (v) any change in general macroeconomic, financial market, regulatory or political conditions, including any engagements or escalations of hostilities, acts of war or terrorist activities; (vi) any change in law (including regulations or standards affecting the Company or its clients or customers), GAAP or official interpretations of the foregoing; (vii) the pendency of the Bankruptcy Cases; (viii) a Casualty or Condemnation Loss; (ix) a Walnut Creek Loss; (x) any change in waivers or variances from the IPCB; (xi) the announcement of this transaction, the execution of this Agreement, the process leading to the execution of this Agreement or any of the Plan Documents, the performance of the transactions contemplated pursuant to this Agreement or any of the Plan Documents, the identity of NRG or any of its affiliates, or the compliance by any party with the terms of this Agreement or any of the Plan Documents;

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(xii) NRG’s announcement or other disclosure of its plans or intentions with respect to the conduct of the business (or any portion thereof) of the Company; (xiii) any loss of a material employee or executive; (xiv) any action taken or omitted to be taken by, or with the consent of, NRG or any of its affiliates after the date hereof; (xv) any failure by the Company to meet internal or published projections, forecasts or estimates; provided, however, that any underlying change, event or occurrence shall not be excluded by virtue of this clause (xv) so long as such change, event or occurrence is not covered by another exclusion to this definition; except to the extent in (ii), (iii), (iv), (v) or (vi) such effects have a disproportionate effect on the Acquired Assets, taken as a whole, as compared to other persons engaged in the same industry; provided that in the case of clause (vi) with respect to any change in law, including regulations or standards or official interpretations of any of the foregoing affecting the Company or its clients or customers, affecting coal-fired power plants the disproportionate effect on the Acquired Assets shall be compared to electric generation of a similar fuel type.  For the avoidance of doubt, the condition set forth in the Summary Term Sheet relating to any Casualty or Condemnation Loss shall not be deemed an acknowledgement, admission or other concession on the part of (a) the Supporting Noteholders, the Committee or the Company that a loss in excess of 20% of the Transaction Value constitutes a Material Adverse Effect, or (b) NRG that a loss less than or equal to 20% of the Transaction Value does not constitute a Material Adverse Effect, and such provision shall have no effect on the interpretation of this definition.

k.                                       Assumption and Exclusion of Certain Liabilities.  As of the Closing Date, NRG or its designee shall assume the EME Assumed Liabilities.  Each of the reorganized Debtor Subsidiaries shall assume or otherwise remain responsible for its respective Debtor Assumed Liabilities.  Each of the Non-Debtor Subsidiaries shall assume or otherwise remain responsible for its respective Non-Debtor Assumed Liabilities.  Neither NRG nor any of the other foregoing entities shall assume or otherwise have any Liability whatsoever in respect of the Excluded Liabilities.  In addition to the Excluded Liabilities listed in the Summary Term Sheet, and notwithstanding anything herein or in the Summary Term Sheet to the contrary, (i) all Liabilities of the Homer City Debtors shall be Excluded Liabilities and (ii) all Liabilities of the Company with respect to any Acquired Assets that are sold to any party other than NRG shall be Excluded Liabilities, and with respect to both (i) and (ii), neither NRG, its designee, any of the reorganized Debtor Subsidiaries acquired by NRG pursuant to the Agreed Plan nor any of the Non-Debtor Subsidiaries shall have any responsibility or obligation in respect of such Liabilities.  Pursuant to the terms of the Agreed Plan, all indebtedness and other Liabilities owed (i) by EME to any of the entities directly or indirectly acquired by NRG under the Agreed Plan or (ii) by any such entities to EME, shall be cancelled or otherwise rendered unenforceable in a manner reasonably satisfactory to the proponents of the Agreed Plan.

l.                                           Target Debt Balance.  The Target Debt Balance will be reduced on a dollar-for-dollar basis by the amount of any debt assumed by an entity other than the Company or NRG, paid off by an entity other than the Company or NRG, or forgiven in connection with any Permitted Interim Sale or any Non-Core Asset sale.

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m.                                   Assumed Cash Balance.  If the Acquired Cash is increased or if the Company receives marketable securities as a result of a sale by the Company of any Non-Core Assets, then the Target Cash Balance will be increased by the amount of such increase in on a dollar-for-dollar basis for the purposes of the purchase price adjustment at Closing.

n.                                       Confidentiality.

(i)             Each Party shall hold in strict confidence the existence and terms of this Agreement and any information regarding the Restructuring provided by the disclosing Party which is of a non-public, proprietary or confidential nature to the disclosing Party, its subsidiaries or affiliates, or to any third parties to whom the disclosing Party owes a duty of confidentiality, including all reports and analyses, technical and economic data, studies, forecasts, trade secrets, research or business strategies, inventions, financial or contractual information, or other written or oral information regarding the disclosing Party and its affiliates, in each case solely to the extent related to the transaction contemplated herein (“Confidential Information”), except to the extent that such Confidential Information has been or is (1) is in the public domain or otherwise known to others not party to or bound by this Agreement at the time of disclosure (excluding parties otherwise subject to a confidentiality restriction with respect to the Confidential Information); (2) following disclosure, becomes known or available to others not under a duty of confidentiality through no breach of this confidentiality provision on the part of the receiving Party; (3) is known, or becomes known, to the receiving Party from a source other than the disclosing Party or its Representatives, provided that disclosure by such source is not known to the receiving Party to be in breach of a confidentiality agreement with the disclosing Party (with an obligation to make inquiry with respect to same and an entitlement to rely on responses thereto); (4) is independently developed or acquired by the receiving Party without violating any of its obligations under this Section 3(n); or (5) is legally required to be disclosed by judicial or other governmental action or request, including, without limitation, any action or request of banking, tax or other regulatory authorities; provided, however, that, solely to the extent it is practicable and the receiving Party is legally permitted to do so, the receiving Party shall give prompt notice of such judicial or other governmental action; and provided, further, that any pursuit of legal remedies to maintain the Confidential Information in confidence shall be at the disclosing Party’s sole expense.  Notwithstanding the foregoing, any Supporting Noteholder and its Representatives may disclose Confidential Information without notice to NRG as the disclosing Party, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) if such disclosure is made in the course of such authority’s examination or inspection of the Supporting Noteholder’s or its affiliates’ business.

(ii)          To the extent the terms of this Agreement are made public other than as a result of a breach of the Supporting Noteholders’ obligations under this Section 3(n), the existence and terms of this Agreement and any information relating to the Restructuring shall cease to be Confidential Information for all purposes, shall not include material, non-public information, and may be freely disclosed by any of the Supporting Noteholders to any party; provided, however, that the identity of each Supporting Noteholder and such Supporting Noteholder’s holdings of Notes shall remain Confidential Information unless and until such Supporting Noteholder consents otherwise in writing.

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(iii)       Confidential Information (1) may be used by the receiving Party solely in connection with the proposed transaction contemplated herein or any other transaction involving the Supporting Noteholders and NRG related to the Acquired Assets, and (2) will be kept confidential and not disclosed by the receiving Party to any other person, except that Confidential Information may be disclosed (a) to any of the receiving Party’s affiliates (including, with respect to each Supporting Noteholder, such Supporting Noteholder’s managed funds and accounts, if any) and its and their respective Representatives, it being understood that any Representative(s) to whom Confidential Information is disclosed shall be informed of the confidential or proprietary nature thereof and of the receiving Party’s confidentiality obligations under this Agreement; (b) to any other party to this Agreement, the Debtors, the Committee and the members thereof, the PoJo Parties or the respective legal or financial advisors of any of the foregoing; provided, however, that NRG shall keep strictly confidential and shall not share any information regarding each Supporting Noteholder’s holdings of Notes with any other person or entity, including, without limitation, any other Supporting Noteholder, the Debtors, the Committee and the members thereof, the PoJo Parties or the respective legal or financial advisors of any of the foregoing, without such Supporting Noteholder’s prior written consent; (c) to any prospective transferee of a Note Claim from any of the Supporting Noteholders, it being acknowledged and agreed that the confidentiality obligations set forth herein automatically shall be binding upon all successors, including, without limitation, all prospective transferees of Note Claims from any of the Supporting Noteholders; and (d) as and to the extent provided in Section 3(b) hereof and this Section 3(n). Each Party shall be liable for any unauthorized disclosure or use of Confidential Information by its Representatives.

(iv)      The Parties hereby acknowledge that each Party or its Representatives may receive material, non-public information hereunder and that United States securities laws impose restrictions on trading in securities when in possession of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities.

(v)         Upon a disclosing Party’s written request, the receiving Party shall, at the receiving Party’s option, either destroy or return to the disclosing Party as promptly as practicable, but in any event within thirty (30) days, all Confidential Information received from the disclosing Party in the possession of the receiving Party, including all copies of such Confidential Information, all notes or other documents with respect to or reflecting such Confidential Information, and all materials derived from such Confidential Information. Notwithstanding the foregoing, the receiving Party shall be entitled to retain copies of such Confidential Information (a) as may be in board and other corporate approval papers to the extent such retention is consistent with the receiving Party’s policies, (b) as may be electronically stored in the ordinary course in auto-archive or other computer back-up systems, (c) to the extent contained in materials prepared by the receiving Party and its Representatives which derive from Confidential Information, and (d) to the extent required to satisfy the requirements of any law or in compliance with their respective policies relating to auditing, regulatory issues, or internal records retention; provided that all such retained Confidential Information shall remain subject to the terms of this Agreement. Upon completing the foregoing, the receiving Party shall give the disclosing Party a certificate confirming its compliance with this Section.

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(vi)      This Agreement, including the Summary Term Sheet attached hereto, addresses all of the confidentiality obligations of the Parties hereto concerning the transactions contemplated herein, and merges all prior discussions and writings between them as to confidentiality of information other than as expressly provided in this Agreement, or as duly set forth subsequent to the date hereof in writing and signed by all Parties.  For the avoidance of doubt, the Confidentiality Agreements between NRG and each of the Supporting Noteholders dated August 4, 2013 shall terminate as of the date hereof and shall be of no further force and effect, except for any breaches of such Confidentiality Agreements arising prior to the date hereof.

4.                                     Covenants of the Supporting Noteholders.  For so long as this Agreement has not been terminated in accordance with its terms, and subject to any limited marketing period that the Agreed PSA may provide to the Debtors and to any Superior Proposal pursued in accordance with the terms of this Agreement, each Supporting Noteholder (solely on its own behalf and not on behalf of any other Supporting Noteholder) agrees and covenants severally (but not jointly) that it shall:

a.                                       use its reasonable best efforts and work in good faith to consummate the Restructuring, including, without limitation, (i) to persuade the Debtors to pursue the Restructuring, including without limitation, to negotiate and enter into the Agreed PSA and to propose the Agreed Plan, (ii) to negotiate in good faith and prepare the Agreed Plan, the Agreed PSA and the other Plan Documents on the terms and conditions of the Summary Term Sheet (including, for the avoidance of doubt, the Plan Sponsor Protections and the PoJo Term Sheet) and such other terms as may be mutually satisfactory to the Parties (including such terms as may be agreed in this Agreement); (iii) to support the entry of orders of the Bankruptcy Court approving the Restructuring, including approval of the Agreed PSA, the Plan Sponsor Protections, the Disclosure Statement, and the Agreed Plan, as soon as reasonably practicable, and (iv) if the Debtors elect not to pursue, or delay in pursuit of, the  Restructuring to negotiate alternative approaches to effect the Restructuring;

b.                                       not, directly or indirectly, (i) seek, solicit, support, encourage, or vote any claims for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of any Alternative Transaction or of any restructuring for any Debtor that is in any way inconsistent with the Summary Term Sheet in any material respect; (ii) take any other action that would delay or obstruct the approval of the transactions contemplated by the Summary Term Sheet in any material respect; or (iii) otherwise support any plan or sale process that is inconsistent with the Summary Term Sheet (collectively, the “Non-Solicitation Covenant”);

c.                                        not take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval and consummation of transactions described in, this Agreement or the Agreed Plan; provided, however, that the Non-Solicitation Covenant and other non-solicitation obligations set forth herein shall not restrict the Supporting Noteholders’ legal and financial advisors from communicating with (i) legal or financial advisors for the Debtors or the Committee; provided that, in communications with the legal and financial advisors for the Debtors or the Committee, the Supporting

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Noteholders’ legal and financial advisors do not seek, solicit, support, or encourage any action that is inconsistent with, or that would delay or obstruct the approval of, the transactions described herein or (ii) holders of the Notes in any respect, and nothing in this Agreement shall be deemed or construed as a waiver of attorney-client privilege;

d.                                       not agree to any provision in the Plan Documents that is inconsistent with this Agreement or the Summary Term Sheet without the prior written consent of NRG;

e.                                        use reasonable best efforts to include NRG in negotiations with the Debtors and the Committee regarding the Plan Documents;

f.                                         to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the transactions contemplated in the Summary Term Sheet, to negotiate in good faith appropriate additional or alternative provisions to address any such impediment; provided that the economic outcome for the Parties, the timing of the Closing Date and other material terms of this Agreement and the Summary Term Sheet are preserved in any such provisions;

g.                                        neither add nor agree to add any termination events, covenants, representations and warranties or conditions precedent that are not set forth in the Summary Term Sheet to the Agreed PSA, the Agreed Plan or any agreement, document or pleading related to either of the foregoing, except as expressly provided in this Agreement, without the prior written consent of NRG;

h.                                       so long as its vote has been properly solicited pursuant to sections 1125 and 1126 of the Bankruptcy Code with respect to the Agreed Plan, including receipt of a Disclosure Statement and solicitation materials that have been approved by the Bankruptcy Court, (i) vote all Notes Claims that it holds or controls to accept the Agreed Plan following commencement of the solicitation of acceptances of the Agreed Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code and (ii) will not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn); provided, however, that such vote may be immediately revoked and withdrawn upon termination of this Agreement pursuant to the terms hereof and that no Supporting Noteholder shall be required to vote Notes Claims to accept any plan that is not the Agreed Plan; and

i.                                           comply with all of its obligations under this Agreement unless compliance is waived in writing by NRG.

For the avoidance of doubt, nothing in this Agreement shall limit the rights of the Supporting Noteholders to: (i) appear and participate as a party in interest in any contested matter to be adjudicated in the Debtors’ chapter 11 cases; (ii) initiate, prosecute, appear, or participate as a party in interest in, the EIX Litigation or any adversary proceeding in the Debtors’ chapter 11 cases, so long as, in the case of each of (i) or (ii), such appearance, initiation, prosecution or participation and the positions advocated in connection therewith are not inconsistent with this Agreement (subject to any limited marketing period that the Agreed PSA may provide to the Debtors and to any Superior Proposal pursued in accordance with the terms of this Agreement);

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(iii) object to any motion to approve the Agreed PSA, the Plan, the Disclosure Statement or to any other plan of reorganization, sale transaction or any motions related thereto, to the extent that the terms of any such motions, documents or other agreements are inconsistent with this Agreement or such other terms as are mutually agreed among the Parties and such inconsistencies were not approved in writing by such Supporting Noteholders; or (iv) file a copy of this Agreement or a description of the matters herein with the Bankruptcy Court under seal or to disclose such information as may be necessary or desirable in any motion seeking authority from the Bankruptcy Court for such filing under seal; provided, however, that NRG shall receive advance written notice of any filing that is not under seal.

5.                                     Covenants of NRG.  For so long as this Agreement has not been terminated in accordance with its terms, NRG hereby agrees and covenants to:

a.                                       use its reasonable best efforts and work in good faith to consummate the Restructuring, including, without limitation, (i) to persuade the Debtors to pursue the Restructuring, including without limitation, to negotiate and enter into the Agreed PSA and to propose the Agreed Plan, (ii) to negotiate in good faith and prepare the Agreed Plan, the Agreed PSA and the other Plan Documents on the terms and conditions of the Summary Term Sheet (including, for the avoidance of doubt, the Plan Sponsor Protections and the PoJo Term Sheet) and such other terms as may be mutually satisfactory to the Parties (including such terms as may be agreed in this Agreement); (iii) to support the entry of orders of the Bankruptcy Court approving the Restructuring, including approval of the Agreed PSA, the Plan Sponsor Protections, the Disclosure Statement, and the Agreed Plan, as soon as reasonably practicable, and (iv) if the Debtors elect not to pursue, or delay in pursuit of, the  Restructuring to negotiate alternative approaches to effect the Restructuring.

b.                                       observe and abide by the Non-Solicitation Covenant;

c.                                        not agree to any provision in the Plan Documents that is inconsistent with this Agreement or the Summary Term Sheet without the prior written consent of the Supporting Noteholders;

d.                                       use reasonable best efforts to include the Supporting Noteholders in negotiations with the Debtors and the Committee regarding the Plan Documents;

e.                                        to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the transactions contemplated herein, negotiate in good faith appropriate additional or alternative provisions to address any such impediment; provided that the economic outcome for the Parties, the timing of the Closing Date and other material terms of this Agreement are preserved in any such provisions;

f.                                         not take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval and consummation of transactions described in, this Agreement or the Agreed Plan;

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g.                                        neither add nor agree to add any termination events, covenants, representations and warranties or conditions precedent that are not set forth in the Summary Term Sheet to the Agreed PSA, the Agreed Plan or any agreement, document or pleading related to either of the foregoing, except as expressly provided in this Agreement, without the prior written consent of the Supporting Noteholders;

h.                                       prepare and file the Registration Statement, as further provided in Section 3.a) hereof;

i.                                           use reasonable best efforts to obtain the Agreed PoJo Consent and to include the professional advisors to the Supporting Noteholders in negotiations with the PoJo Parties regarding the Agreed PoJo Consent;

j.                                          to the extent it becomes a creditor entitled to vote on the Agreed Plan and so long as its vote has been properly solicited with respect to the Agreed Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code, including receipt of a Disclosure Statement and solicitation materials that have been approved by the Bankruptcy Court, (i) vote all claims that it holds or controls to accept the Agreed Plan following commencement of the solicitation of acceptances of the Agreed Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code and (ii) will not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn); provided, however, that such vote may be immediately revoked and withdrawn upon termination of this Agreement pursuant to the terms hereof and that NRG shall not be required to vote claims to accept any plan that is not the Agreed Plan; and

k.                                       comply with all of its obligations under this Agreement unless compliance is waived in writing by the Supporting Noteholders.

6.                                     Representations and Warranties by the Supporting Noteholders.  Each Supporting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) represents and warrants on a several (but not joint) basis to NRG, as of the date hereof that:

a.                                       such Supporting Noteholder (A) either (1) is the sole beneficial owner of the principal amount of Notes set forth in a separate letter to NRG delivered by counsel to the Supporting Noteholders simultaneously with this Agreement, or (2) has sole investment or voting discretion with respect to the principal amount of claims under the Notes (any such claims, the “Notes Claims”) set forth in such letter and has the power and authority to bind the beneficial owner(s) of such Notes Claims to the terms of this Agreement, and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Notes Claims and to dispose of, exchange, assign, and transfer such Notes Claims, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

b.                                       such Supporting Noteholder has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of, and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Notes Claims that are

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subject to this Agreement that conflict with the representations and warranties of such Supporting Noteholder herein or would render such Supporting Noteholder otherwise unable to comply with this Agreement and perform its obligations hereunder;

c.                                        such Supporting Noteholder (A) has the requisite knowledge and experience in financial and business matters of this type such that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement and (B) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended);

d.                                       this Agreement constitutes the legally valid and binding obligation of each such Supporting Noteholder thereto, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

e.                                        such Supporting Noteholder does not have actual knowledge of the occurrence of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

7.                                     Representations and Warranties by NRG.  NRG represents and warrants to the Supporting Noteholders that, as of the date hereof:

a.                                       it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the Agreed PSA, and the other Plan Documents, and the execution, delivery and performance by it of this Agreement, the Agreed PSA and the Plan Documents will not (i) contravene any applicable provision of any law, statute, rule or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or (ii) conflict with, or result in a breach or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party;

b.                                       the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part;

c.                                        this Agreement is the legally valid and binding obligation of NRG and is enforceable against NRG in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

d.                                       except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect

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to its performance under the Plan Documents, the Bankruptcy Court, the SEC, FERC, PUCT and in relation to HSR (as applicable).

8.                                     Transfers of Claims.  Each Supporting Noteholder agrees that, so long as this Agreement has not been terminated in accordance with its terms, it shall not (a) grant any proxies to any person in connection with its Note Claims, or other claims against or interests in any Debtor, to vote on the Agreed Plan or any other plan in the Bankruptcy Cases or (b) sell, loan, issue, pledge, hypothecate, assign, transfer, or otherwise dispose of (including by participation) (the “Transfer”), directly or indirectly, in whole or in part, any Notes Claim, or any option thereon or any right or interest therein, unless (i) the transferee is a Party to this Agreement or (ii) if the transferee is not a Party to this Agreement prior to the effectiveness of the Transfer, such transferee delivers to NRG and counsel to the Supporting Noteholders, at or prior to the time of the proposed Transfer, an executed copy of a transfer agreement in the form of Exhibit B attached hereto, in which event the transferee shall be deemed to be a Supporting Noteholder hereunder solely with respect to the Note Claims purchased from a Supporting Noteholder (the “Purchased Note Claims”) and shall be subject to all obligations and covenants of the Supporting Noteholders hereunder, including the Non-Solicitation Covenant, solely with respect to the Purchased Note Claims, and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such Purchased Note Claims.  Each Supporting Noteholder agrees that any Transfer or purported Transfer that does not comply with this Agreement shall be deemed void ab initio.  For the avoidance of doubt, this Agreement shall in no way be construed to preclude any holder of Notes Claims from acquiring additional Notes or any other claims against or interests in any of the Debtors; provided, that any additional Notes acquired shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement.  For the avoidance of doubt, the Parties agree that credit default swaps shall not be deemed or construed to be claims or interests in the Debtors.

Notwithstanding anything herein to the contrary (i) a Supporting Noteholder may Transfer or participate any right, title or interest in Note Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Supporting Noteholder only if such Qualified Marketmaker has purchased such Note Claims with a view to immediate resale of such Note Claims to a transferee that has executed and delivered to NRG and counsel to the Supporting Noteholders a Transfer Agreement, and (ii) to the extent that a Supporting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer or participate any right, title or interest in any Notes that the Qualified Marketmaker acquires from a holder of the Notes who is not a Supporting Noteholder without the requirement that the transferee be or become a Supporting Noteholder.  For avoidance of doubt, a Qualified Marketmaker may purchase, transfer or participate any claims against or interests in the Debtors other than Note Claims without any requirement that the transferee be or become subject to this Agreement.

For purposes of this Agreement, “Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against EME and its affiliates (including debt securities, the Notes or other debt) or enter with customers into long and short positions in claims against EME and its affiliates (including debt securities, the Notes or other debt), in its capacity as a dealer or market maker in such claims against EME and its affiliates and (ii) is in fact regularly

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in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

9.                                     Termination Rights of NRG.  This Agreement shall terminate, and all obligations of NRG shall immediately terminate and be of no further force and effect as to NRG, at 11:59 p.m., prevailing Eastern Time, on the date that is two (2) Business Days from the date on which the respective professional advisors to the Supporting Noteholders receive written notice from NRG of the occurrence of any of the events listed below (each, an “NRG Termination Event”), unless the NRG Termination Event is (A) waived by NRG or (B) previously consented to by NRG:

a.              a material breach of this Agreement by any Supporting Noteholders that has not been cured within twenty Business Days of delivery of written notice of such breach by NRG; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within 15 calendar days of the later of its alleged occurrence and the date NRG becomes aware thereof;

b.              the Supporting Noteholders make any disclosure before a motion is filed seeking Bankruptcy Court approval of the Plan Sponsor Protections, to the extent that such disclosure is not allowed by this Agreement;

c.               the failure of the PoJo Parties to enter into the Agreed PoJo Consent on or before October 18, 2013;

d.              a motion to approve the Agreed PSA has not been filed with the Bankruptcy Court on or before October 18, 2013;

e.               an order of the Bankruptcy Court approving the Agreed PSA has not been entered on or before November 7, 2013;

f.                the Agreed Plan and Disclosure Statement have not been filed on or before November 15, 2013, for any reason other than NRG’s failure to file the Registration Statement with the SEC;

g.               any plan of reorganization inconsistent with this Agreement or the Summary Term Sheet is confirmed;

h.              the Permitted Interim Sale Amount for any Permitted Interim Sale on or after September 9, 2013 is in an amount greater than $25,000,000 or the aggregate Permitted Interim Sale Amount for all such Permitted Interim Sales is in an amount greater than $50,000,000;

i.                  the Agreed Plan has not been confirmed on or before March 31, 2014;

j.                 the Closing Date has not occurred on or before July 31, 2014, provided, that NRG may not terminate this Agreement under this provision until October 31, 2014 if

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the failure of the Closing Date to occur is the result of the failure by the Securities and Exchange Commission to declare the Registration Statement effective;

k.              any of the PoJo Lease Documents are rejected pursuant to an order of the Bankruptcy Court at any time prior to the Closing Date, or the Bankruptcy Court (i) makes a determination that the amount required to cure all defaults under the PoJo Lease Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the PoJo Lease Documents set forth in the PoJo Term Sheet or (iii) fails to grant any other relief necessary to effectuate the terms and conditions specified in the PoJo Term Sheet;

l.                  any of the Bankruptcy Cases is dismissed or is converted to a case under chapter 7 of the Bankruptcy Code; or

m.          the Supporting Noteholders and NRG mutually agree in writing to terminate this Agreement;

provided, that no notice of termination from NRG shall be valid or enforceable if NRG is in breach of this Agreement at the time such notice is delivered.

10.                               Termination Rights of the Supporting Noteholders.  This Agreement shall terminate, and all obligations of the Supporting Noteholders shall immediately terminate and be of no further force and effect as to the Supporting Noteholders, at 11:59 p.m., prevailing Eastern Time, on the date that is two (2) Business Days from the date that NRG receives written notice from the Required Supporting Noteholders or their counsel of the occurrence of any of the events listed below (each, a “Required Supporting Noteholder Termination Event”), unless the Required Supporting Noteholder Termination Event is (A) waived by the Required Supporting Noteholders or (B) previously consented to by the Required Supporting Noteholders:

a.              a material breach by NRG of this Agreement or the Agreed PSA that has not been cured within twenty Business Days of delivery of written notice of such breach by the Required Supporting Noteholders or their counsel; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within fifteen calendar days of the later of its alleged occurrence and the date any terminating party becomes aware thereof;

b.              the failure of the PoJo Parties to enter into the Agreed PoJo Consent by November 29, 2013;

c.               the filing of a plan support agreement that is not an Agreed PSA, a plan of reorganization that is not an Agreed Plan or any other agreement, document or pleading relating to either of the foregoing containing one or more provisions that are inconsistent with this Agreement and to which the Required Supporting Noteholders have not given their prior written consent;

d.              the Debtors have failed to file the Agreed Plan and Disclosure Statement by November 15, 2013 and the Bankruptcy Court has extended the Debtors’ exclusivity period to file a plan of reorganization beyond December 31, 2013;

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e.               the Agreed Plan has not been confirmed on or before March 31, 2014;

f.                the Closing Date has not occurred on or before July 31, 2014;

g.               the Bankruptcy Court (i) makes a determination that the amount required to cure all defaults under the PoJo Lease Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the PoJo Lease Documents set forth in the PoJo Term Sheet, or (iii) fails to grant any other relief necessary to effectuate the terms and conditions of the PoJo Term Sheet;

h.              any of the Bankruptcy Cases is dismissed or is converted to a case under chapter 7 of the Bankruptcy Code; or

i.                  the Required Supporting Noteholders and NRG mutually agree in writing to terminate this Agreement;

provided, that no notice of termination from the Required Supporting Noteholders shall be valid or enforceable if any Required Supporting Noteholder delivering such notice is in breach of this Agreement at the time such notice is delivered.

11.                               Effectiveness.  This Agreement shall be immediately effective among the Parties upon the execution and delivery of the signature pages below. Delivery by facsimile or electronic mail of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof.  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

12.                               Reaffirmation.  Upon the conclusion of negotiations regarding the Agreed Plan and the Agreed PSA, the Parties will reaffirm this Agreement through an appropriate amendment and restatement or otherwise.

13.                               No Solicitation.  Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be (a) a solicitation of consents to the Agreed Plan or any chapter 11 plan or (b) an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.  The acceptance of the Supporting Noteholders will not be solicited until they, as applicable, have received a disclosure statement and related ballot, as approved by the Bankruptcy Court.

14.                               Time is of the Essence.  The Parties to this Agreement acknowledge and agree that time is of the essence, and that the Parties must use best efforts to effectuate and consummate the Restructuring as soon as reasonably practicable.

15.                               No Third Party Beneficiaries.  Unless otherwise expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.

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16.                               Relationship Among the Parties.  Nothing herein shall be deemed or construed to create a partnership, joint venture or other association between or among any of the Parties.  Each Party agrees and understands that no Party has any fiduciary duty or other duty of trust or confidence (except to the extent expressly set forth in this Agreement) in any form to any other Party or any third party arising from or relating to this Agreement, the Plan Documents or the transactions contemplated hereby or thereby.

17.                               Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (oral and written) and all other prior negotiations.

18.                               Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflicts of law principles thereof (except for section 5-1401 of the New York General Obligations Law).  By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the jurisdiction of the Bankruptcy Court and agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.                               Independent Analysis.  NRG and each Supporting Noteholder hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

20.                               Notices.  All notices hereunder shall be in writing and shall be deemed duly given only upon receipt by facsimile, courier, nationally recognized overnight delivery service or by registered or certified mail (return receipt requested) to the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to NRG, to:

NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540-6213
Attn.: Brian Curci
Fax: 609.524.4501

with a copy to:

Baker Botts L.L.P.
1299 Pennsylvania Avenue, NW
Washington, DC 20004-2400
Attn.: Elaine M. Walsh
Fax: 202.585.1042

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-and-

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Attn.: C. Luckey McDowell

Fax:                    214.661.4571

If to any Supporting Noteholder, the address set forth in the separate letter to NRG delivered by counsel to the Supporting Noteholders simultaneously with this Agreement.

If to the counsel for the Supporting Noteholders, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn.: Keith H. Wofford

Fax:                    212.596.9090

-and-

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attn.: Stephen Moeller-Sally

Fax:                    617.951.7050

Any notice given by courier, national recognized overnight delivery service, or registered or certified mail shall be effective when received at the address provided in this Section 20.  Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

21.                               Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

22.                               Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

23.                               Amendments.  Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented without prior written agreement signed by each of NRG and the Required Supporting Noteholders.

[Signature Pages Follow]

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The undersigned Parties hereby execute this Agreement as of the date first set forth above:

NRG:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	SVP Strategy and M&A

Signature Page to Restructuring Support Agreement

THE SUPPORTING NOTEHOLDERS:

AVENUE INVESTMENTS L.P.

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Signature Page to Restructuring Support Agreement

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN TIMBERLINE, LTD.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

Signature Page to Restructuring Support Agreement

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN KICKING HORSE FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED
REFLECTION FUND P.L.C., a sub-fund of AAI BLUEMOUNTAIN FUND P.L.C.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

Signature Page to Restructuring Support Agreement

P. SCHOENFELD ASSET MANAGEMENT LP,
an investment manager on behalf of its affiliated investment funds

By:	/s/ Peter Schoenfeld
Name:	Peter Schoenfeld
Title:	CEO

Signature Page to Restructuring Support Agreement

STRATEGIC VALUE MASTER FUND, LTD.

By:	/s/ Lewis Schwartz
Name:	Lewis Schwartz
Title:	Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND II, LP

By:	/s/ Lewis Schwartz
Name:	Lewis Schwartz
Title:	Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS OFFSHORE FUND II-A, LP

By:	/s/ Lewis Schwartz
Name:	Lewis Schwartz
Title:	Chief Financial Officer

Signature Page to Restructuring Support Agreement

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC,

on behalf of funds and/or accounts managed or advised by it or its affiliates

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

Signature Page to Restructuring Support Agreement

Exhibit A

The Summary Term Sheet

Execution Version	STRICTLY CONFIDENTIAL

Summary Term Sheet

This term sheet (the “Summary Term Sheet”), dated September 9, 2013, describes the terms of a potential consensual transaction among NRG Energy, Inc. (“NRG”), the undersigned holders  of senior unsecured notes of Edison Mission Energy (the “Supporting Noteholders”), Edison Mission Energy (“EME”) and certain of its debtor subsidiaries in the chapter 11 cases (the “Debtors”) filed in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”), and the Official Committee of Unsecured Creditors of the Debtors (the “Creditors’ Committee” and, collectively with NRG, EME and the other Debtors and the Supporting Noteholders, the “Parties”). The illustrative terms set forth herein are for discussion purposes only; neither these terms nor the terms of any other potential transaction are binding on the Parties (as hereinafter defined) or any other parties absent definitive documentation.  The Parties presently contemplate that they may enter into definitive documentation in respect of the matters considered herein, and any binding agreements would be set forth in such definitive documentation, if any.  No legally binding obligations will be created unless and until mutually acceptable definitive documentation, if any, is executed and delivered by all parties.  Notwithstanding the foregoing, NRG and the Supporting Noteholders agree that the provisions regarding the Interim Covenant Period (defined below) are binding on NRG and the Supporting Noteholders as provided in this Summary Term Sheet.

This Summary Term Sheet is neither (i) an offer to sell, a solicitation of an offer to buy, a solicitation of an offer to sell or a commitment to purchase or sell securities; nor (ii) a solicitation of votes for any potential plan of reorganization under chapter 11 of the Bankruptcy Code.  Any such offer to sell, solicitation of an offer to buy, solicitation of an offer to sell or commitment to purchase or sell securities, or solicitation of votes for any potential plan of reorganization under chapter 11 of the Bankruptcy Code shall comply with all applicable securities laws and the provisions of the Bankruptcy Code.  This Summary Term Sheet is subject to the confidentiality agreements executed by NRG and the Supporting Noteholders (collectively, the “Confidentiality Agreements”).

Parties	• NRG • The Supporting Noteholders. The Supporting Noteholders hold approximately $1.673 billion of the Notes issued by EME.(1) • The Debtors • The Creditors’ Committee

Transaction Structure	• NRG, the Debtors, the Creditors’ Committee and the Supporting Noteholders (but only to the extent they are Plan co-proponents) will enter into a plan sponsor agreement (the “Plan Sponsor

(1) For purposes of this Summary Term Sheet, the term “Notes” shall mean, collectively, the (i) 7.50% Senior Fixed Rate Notes due 2013 and 7.75% Senior Fixed Rate Notes due 2016  issued pursuant to that certain Indenture by and between Edison Mission Energy and Wells Fargo Bank, N.A., as trustee (the “Indenture Trustee”), dated as of June 6, 2006 (as amended, modified, waived, or supplemented through the date hereof), and (ii) 7.00% Senior Fixed Rate Notes due 2017, 7.20% Senior Fixed Rate Notes due 2019, and 7.625% Senior Fixed Rate Notes due 2027 issued pursuant to that certain Indenture by and between EME and the Indenture Trustee, dated as of May 7, 2007 (as amended, modified, waived, or supplemented through the date hereof).

Agreement”) pursuant to which, in return for the Purchase Price (as defined below), NRG will acquire (a) all of the outstanding equity interests in EME’s direct and indirect subsidiaries; (b) all of EME’s cash and cash equivalents (whether restricted or unrestricted); (c) all interests in any assets, including executory contracts and unexpired leases, used in the operation of EME’s or its subsidiaries’ businesses as currently conducted consistent with past practice in the ordinary course and (d) such other assets as may be agreed by NRG, the Supporting Noteholders, the Creditors’ Committee and the Debtors (the assets described in the foregoing clauses (a), (b), (c) and (d), collectively, the “Acquired Assets”).  The acquisition of the Acquired Assets shall be accomplished through a plan of reorganization in the chapter 11 cases of the Debtors consistent with the terms set forth herein and in form and substance reasonably satisfactory to the Parties (the “Plan”).

•                  NRG will assume only (i) the EME Assumed Liabilities, (ii) the Debtor Assumed Liabilities, and (iii) the Non-Debtor Assumed Liabilities (defined below).

•                  Pursuant to the Plan, MWG will assume the leases (the “PoJo Leases”) and other operative documents associated with the Powerton-Joliet (“PoJo”) sale-leaseback transactions (the “PoJo Transactions”) on terms and conditions set forth in the term sheet attached hereto as Exhibit A (the “PoJo Leases Term Sheet”).

•                  For the avoidance of doubt, the acquisition of the Acquired Assets and the assumption of the EME Assumed Liabilities and the Debtor Assumed Liabilities shall include the assumption by the applicable Debtors of all collective bargaining and other union agreements, and NRG will honor the seniority under existing collective bargaining agreements of all transferred union employees under NRG’s pension, PBOP (post-retirement benefits other than pension), non-qualified and other post-retirement plans, as well as other employee welfare plans.

•                  All indebtedness and other liabilities owed (a) by EME to any of the entities directly or indirectly acquired in the transaction or (b) by such entities to EME, will either be cancelled, assumed by NRG or otherwise rendered unenforceable in a manner reasonably satisfactory to the Parties.  For the avoidance of doubt, at closing EME shall be released of any and all obligations under the intercompany notes dated August 24, 2000 issued by EME in favor of MWG (the “MWG Intercompany Notes”).

•                  The Supporting Noteholders and NRG will enter into a restructuring support agreement (the “Restructuring Support

Agreement”) pursuant to which they will agree to use reasonable best efforts and work in good faith to effect the transactions contemplated hereby and to ensure that NRG, Debtors, the Creditors’ Committee and the Supporting Noteholders (but only to the extent they are Plan co-proponents) enter into the Plan Sponsor Agreement.  The Restructuring Support Agreement will be binding on the Supporting Noteholders and NRG upon execution and delivery of signatures by all parties to the Restructuring Support Agreement.

•                  The Restructuring Support Agreement shall provide that the Supporting Noteholders and NRG shall not:

•                  directly or indirectly (i) seek, solicit, support, encourage, or vote any claims for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any EME entity that is in any way inconsistent with this Summary Term Sheet in any material respect; (ii) take any other action that would delay or obstruct the approval of the transactions contemplated by this Summary Term Sheet in any material respect; or (iii) otherwise support any plan or sale process that is inconsistent with this Summary Term Sheet (collectively, a “Non-Solicitation Covenant”); or

•                  take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval and consummation of transactions described in, the Restructuring Support Agreement or the Plan; provided, however, that the Non-Solicitation Covenant and other non-solicitation obligations set forth herein and therein shall not restrict the Supporting Noteholders’ legal and financial advisors from communicating with (i) legal or financial advisors for the Debtors or the Creditors’ Committee; provided that, in communications with the legal and financial advisors for the Debtors or the Creditors’ Committee, the Supporting Noteholders’ legal and financial advisors do not seek, solicit, support, or encourage any action that is inconsistent with, or that would delay or obstruct the approval of, the transactions described in this Summary Term Sheet or (ii) holders of the Notes in any respect, and nothing in this Summary Term Sheet shall be deemed or construed as a waiver of attorney-client privilege.

•                  For the avoidance of doubt, nothing in this Summary

Term Sheet, the Restructuring Support Agreement or the Plan Sponsor Agreement shall limit the rights of the Supporting Noteholders (i) to appear and participate as a party in interest in any contested matter to be adjudicated in the Debtors’ chapter 11 cases, (ii) to initiate, prosecute, appear, or participate as a party in interest in, the EIX Litigation or any adversary proceeding in the Debtors’ chapter 11 cases, so long as, in the case of each of (i) or (ii), such appearance, initiation, prosecution or participation and the positions advocated in connection therewith are not inconsistent with the Restructuring Support Agreement, (iii) to object to any motion to approve the Plan Sponsor Agreement, the Plan, any disclosure statement filed in connection with the Plan or to any other plan of reorganization, sale transaction or any motions related thereto, to the extent that the terms of any such motions, documents or other agreements are inconsistent with this Summary Term Sheet, or (iv) to file a copy of this Summary Term Sheet or a description of the matters herein with the Bankruptcy Court under seal or to disclose such information as may be necessary or desirable in any motion seeking authority from the Bankruptcy Court for such filing under seal.

•                  The Restructuring Support Agreement (i) shall include customary provisions to allow for trading in the Notes subject to an agreement by the transferee to assume the transferor’s support obligations and a customary market-maker carve-out and (ii) shall extend the covenants and undertakings set forth herein, including the covenants in effect during the Interim Covenant Period.

•                  The Creditors’ Committee shall, and the Supporting Noteholders may, be co-proponents of the Plan with the Debtors.

EME Assumed Liabilities

EME Assumed Liabilities means only, with respect to EME:

•                  all trade and vendor accounts payable arising from or out of the operation of the Acquired Assets prior to the closing;

•                  all liabilities and obligations of EME under the PoJo Leases and related PoJo Lease documents, including without limitation any tax indemnity agreements associated with the PoJo leases, which shall be guaranteed by NRG, arising on and after the closing;

•                  (i) with respect to assumed executory contracts and leases, all cure costs and liabilities and (ii) with respect to rejected executory contracts and leases, all rejection damages; for avoidance of doubt, each executory contract and lease shall be either assumed or rejected under the Plan in NRG’s sole and absolute discretion, and NRG shall not assume any liability for rejection damages arising from the rejection of executory contracts or leases on or before the date hereof or any rejection of such agreements after the date hereof without the consent of NRG;

•                  with respect to all employees subject to a collective bargaining agreement, all liabilities and obligations for accrued salary, wages, medical benefits, sick leave, vacation time and other employee welfare benefits;

•                  with respect to all employees not subject to a collective bargaining agreement employed as of the closing date and not accepting an offer of employment from NRG, all obligations payable on termination, if any (“Assumed EME Severance Obligations”);  provided, however, that the Assumed EME Severance Obligations shall not include (i) any obligation payable on termination to the seven most highly compensated EME or subsidiary employees or (ii) any obligation to the extent arising under any Incentive Plans (as defined below); and

•                  all liabilities and obligations with respect to ownership or operation of the Acquired Assets from and after the closing.

Debtor Assumed Liabilities

Debtor Assumed Liabilities means, with respect to any direct or indirect subsidiary of EME that is a debtor in these chapter 11 cases (collectively, the “Debtor Subsidiaries”):

•                  subject to the bar date order and the discharge and related injunctions in the Plan, all claims either allowed by final order of the Bankruptcy Court or claims not objected to within the time provided by the Plan; provided, however, that Debtor Assumed Liabilities shall not include any Excluded Liabilities;

•                  (i) with respect to assumed executory contracts and leases, all cure costs and liabilities excluding the Agreed PoJo Cure Amount (as defined the PoJo Leases Term Sheet) and (ii) with respect to rejected executory contracts and leases, all rejection damages, which shall be paid in full in cash; for avoidance of doubt, each executory contract and lease shall be either assumed or rejected under the Plan in NRG’s sole and absolute discretion, and NRG shall not assume any liability for rejection damages arising from the rejection of executory contracts or leases on or before the date hereof or any rejection of such agreements after the date hereof without the consent of NRG;

•                  with respect to all employees subject to a collective bargaining agreement, all liabilities and obligations for accrued salary, wages, medical benefits, sick leave, vacation time and other employee welfare benefits;

•                  with respect to all employees not subject to a collective bargaining agreement employed as of the closing date and not accepting an offer of employment from NRG, all obligations payable on termination, if any (together with the Assumed EME Severance Obligations, the “Assumed Severance Obligations”);  provided, however, the Assumed Severance Obligations shall not include (i) any obligation payable on termination to the seven most highly compensated EME or subsidiary employees or (ii) any obligation to the extent arising under any Incentive Plans (as defined below).

Non-Debtor Assumed Liabilities

Non-Debtor Assumed Liabilities means, with respect to any direct or indirect subsidiary of EME that is not a debtor under these chapter 11 cases (collectively, the “Non-Debtor Subsidiaries”):

•                  all liabilities of such Non-Debtor Subsidiaries other than Excluded Liabilities.

Excluded Liabilities	Excluded Liabilities means • all liabilities and obligations of EME that are not EME Assumed

Liabilities;

•                  all liabilities and obligations arising under the Notes;

•                  all liabilities and obligations (i) to any current or former employee, executive, independent contractor or consultant of the Debtors (x) under the Debtors’ existing 2013 short-term incentive plan, long-term incentive plan, or any other bonus or incentive plans (the “Incentive Plans”) or (y) for any change in control payments arising from the acquisition of the Acquired Assets or severance obligations arising from a termination of employment prior to the closing date, in each case under applicable employment agreements or employee programs of the Debtors, or (ii) to employees, retirees and retiree eligible employees of EME and its subsidiaries under applicable pension, PBOP (post-retirement benefits other than pension), non-qualified, or any other post-retirement plans (collectively, the “EIX Plans”);

•                  all liabilities and obligations to beneficiaries (including spouses and dependents) other than employees, retirees and retiree eligible employees of EME and its subsidiaries relating to or arising under any EIX Plan (including claims arising under a theory of control group liability);

•                  all liabilities for rejection damages arising from the rejection of executory contracts or leases of EME or any Debtor Subsidiaries on or before the date hereof or any rejection of such agreements after the date hereof without the consent of NRG;

•                  all liabilities and obligations asserted by EIX, other than liabilities and obligations under ordinary course shared services and other operating arrangements;

•                  the Agreed PoJo Cure Amount (as defined in the PoJo Leases Term Sheet);

•                  all liabilities and obligations incurred by the Committee, Noteholders, EME or any its subsidiaries relating to legal services, accounting services, financial advisory services, investment banking services or any other professional services performed in connection with this transaction or these chapter 11 bankruptcy cases;

•                  all liabilities and obligations for the following taxes:

•                  Any and all U.S. federal, state, local, and foreign taxes, assessments, fees and similar charges owing to any governmental authority, together with any interest,

penalty, addition to tax or additional amount with respect thereto, in each case which are imposed on, or are attributable to the operations, assets, revenues, sales, payroll or income of, EME, any Debtor Subsidiaries, and/or any Non-Debtor Subsidiaries with respect to any taxable period (including quarterly estimated tax periods) ending on or prior to the closing date, but excluding those taxes (other than those specified in the following paragraph) that are not due and payable until after the closing date if such taxes may be paid after the closing date without interest or penalty.

•      Any income taxes payable by EME, any Debtor Subsidiaries, and any Non-Debtor Subsidiaries as a result of this transaction or in respect of any cancellation of indebtedness income recognized in connection with the consummation of any of the transactions set forth in the Plan.

•      Any liability in respect of taxes, assessments, fees and similar charges (and related penalties and interest) described in the preceding paragraphs as a result of the application of U.S. Treasury Regulation § 1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor.

Interim Covenants

•      Until the earlier of (a) October 2, 2013 or (b) the date on which the parties execute the Restructuring Support Agreement (the “Interim Covenant Period”), NRG and the Supporting Noteholders shall observe the Non-Solicitation Covenant.

•      During the Interim Covenant Period, NRG:

•      Shall use reasonable best efforts to negotiate, document and consummate the transactions contemplated in this Summary Term Sheet in accordance with the terms and conditions herein;

•      Shall not execute any non-disclosure agreement with the Debtors that (i) prohibits it from communicating or engaging in any discussions or negotiations with the Supporting Noteholders or the Creditors’ Committee or (ii) interferes with the ability of the Supporting Noteholders to make public disclosures as provided by this Summary Term Sheet or their respective confidentiality agreements with NRG;

•      Shall not agree to any provision in the Plan Sponsor Agreement or the Plan that is inconsistent with this Summary Term Sheet (including, without limitation, the

PoJo Leases Term Sheet) without the prior written consent of the Supporting Noteholders;

•      Shall use reasonable best efforts to include the Supporting Noteholders in negotiations with the Debtors and the Creditors Committee regarding the Plan Sponsor Agreement and the Plan;

•      Shall use reasonable best efforts to obtain the written consent from the Powerton Parties and Joliet Parties on terms consistent with the attached PoJo Leases Term Sheet, and to include the advisors to the Supporting Noteholders in negotiations with the Powerton Parties and Joliet Parties; and

•      Shall prepare the Registration Statement (as defined below).

•      During the Interim Covenant Period, the Supporting Noteholders:

•      Shall use reasonable best efforts to negotiate, document and consummate the transactions contemplated in this Summary Term Sheet in accordance with the terms and conditions herein;

•      Shall not agree to any provision in the Plan Sponsor Agreement or the Plan that is inconsistent with this Summary Term Sheet (including, without limitation, the PoJo Leases Term Sheet) without the prior written consent of NRG; and

•      Shall use reasonable best efforts to include NRG and the in negotiations with the Debtors and the Creditors Committee regarding the Plan Sponsor Agreement and the Plan.

•      To the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the transactions contemplated herein in accordance with the terms and conditions of this Summary Term Sheet, the parties shall negotiate in good faith appropriate additional or alternative provisions to address any such impediment; provided that the economic outcome for each party, the timing of closing and other material terms are preserved in any such provisions.

Price

•      The transaction proposed by NRG shall have an aggregate transaction value, excluding Acquired Cash, of $3,600,000,000 (“Transaction Value”).

•      The price to be paid by NRG for the Acquired Assets (the

“Purchase Price”) will be $2,650,000,000, assuming Acquired Cash at closing of $1,063,000,000 (the “Target Cash Balance”). “Acquired Cash” means all cash and cash equivalents at EME and its direct and indirect subsidiaries, including, without limitation, cash posted as collateral or margin (as of the closing date), restricted deposits and the non-consolidated proportionate share of any cash held by joint ventures.

•      The Purchase Price will be adjusted (i) upward or downward on a dollar-for-dollar basis to the extent of any positive or negative variance, respectively, between the Target Cash Balance and actual Acquired Cash at closing and (ii) upward or downward on a dollar-for-dollar basis to the extent of any positive or negative variance, respectively, between $1,545,000,000 (such amount, the “Target Debt Balance”) and actual Assumed Debt Balance at closing.  “Assumed Debt Balance” means the aggregate outstanding indebtedness for borrowed money at EME’s direct and indirect subsidiaries other than MWG.

•      If MWG makes any payment of Basic Lease Rent (as defined in the PoJo Leases) due and payable on or after January 2, 2014 under the PoJo Leases, whether as cure or otherwise, the Target Cash Balance shall be decreased dollar-for-dollar by the amount of each such payment.

•      In the event of a Casualty or Condemnation Loss (as defined below), (i) the Purchase Price shall be decreased dollar-for-dollar by the Excess Loss Amount (as defined below), if any, and (ii) the Target Cash Balance shall be increased by the aggregate amount of insurance proceeds and/or condemnation awards actually received in respect of such Casualty or Condemnation Loss and not yet spent on repairs or restoration or otherwise reinvested in operating assets.

•      The Purchase Price will be reduced dollar-for-dollar by the amount of the proceeds received by the Debtors in any sale of Acquired Assets to an entity other than NRG (other than in the ordinary course of business consistent with past practice) in an amount less than or equal to $25,000,000;

•      EME will not materially change the accounting, billing or cash management practices used by EME and its subsidiaries (including with respect to the timing and frequency of collection of receivables and payment of payables) from present practices.

•      The Purchase Price will be paid as follows:

•      $350,000,000 of the Purchase Price will be paid in the form of registered, unrestricted, freely-transferrable common stock of NRG, valued based on the volume-weighted average trading price of such securities over the 20 complete business days prior to the public disclosure of the transactions contemplated hereby.

•      The remainder of the Purchase Price will be paid in cash, as will any Purchase Price adjustment.

•      For the avoidance of doubt, the Purchase Price does not include (i) the assumed liabilities of the PoJo Leases (as described herein) or (ii) the value of NRG’s guarantee thereof.

The Purchase Price shall be paid at closing to reorganized EME (or another post-confirmation vehicle mutually agreed by the Supporting Noteholders and the Creditors Committee) for distribution on the effective date of the Plan to holders of Excluded Liabilities that are allowed claims in the EME chapter 11 case with reserves established in amounts to be agreed by the Supporting Noteholders and the Creditors’ Committee solely for the prosecution of the EIX litigation and for such other purposes as may be mutually agreed by the Supporting Noteholders and the Creditors’ Committee.

Casualty / Condemnation

If there has been any Casualty or Condemnation Loss occurring prior to the closing date where such Casualty or Condemnation Loss is, individually or in the aggregate, greater than 10% but less than or equal to 20% of Transaction Value, then the Purchase Price shall be reduced by an amount equal to the excess of (x) the total remaining costs as of the closing date of repairing or restoring the affected facilities to a condition reasonably comparable to their condition prior to such casualty or condemnation (as estimated by a qualified engineering firm reasonably acceptable to NRG and the Supporting Noteholders) after giving effect to any insurance proceeds and condemnation awards available to NRG (which, to the extent actually received and not spent, shall be added to the Target Cash Balance for the purpose of the Purchase Price adjustment) minus (y) the amount equal to 10% of Transaction Value (such excess, the “Excess Loss Amount”).  In no event shall the Excess Loss Amount exceed 10% of Transaction Value.

Plan Sponsor Protections

•      Each of the Parties agrees that it will use commercially reasonable efforts to obtain as soon as practicable (i) formal execution of the Plan Sponsor Agreement, and (ii) approval by the Bankruptcy Court of the Plan Sponsor Agreement, which will include the following protections in favor of NRG:

•      a Non-Solicitation Covenant binding upon the Debtors, the Creditors’ Committee and the Supporting Noteholders (but only to the extent they are Plan co-proponents), subject only to the respective right of the Creditors’ Committee and the Debtors to consider unsolicited superior proposals (the “Fiduciary Duty Exception”);

•      a termination fee equal to $65 million; and

•      an expense reimbursement for NRG’s actual and reasonable out of pocket expenses, including reasonable attorneys’ fees and reasonable out of pocket expenses incurred by attorneys and investment bankers.

•      Upon execution of the Plan Sponsor Agreement, the termination fee and expense reimbursement shall be several (but not joint) obligations of EME’s non-debtor subsidiaries, apportioned based on the relative percentage of Transaction Value attributable to each such entity; provided however, that upon approval of the Plan Sponsor Agreement by the Bankruptcy Court, the Debtors shall have joint and several liability for all termination fee and expense reimbursement obligations.

•      The termination fee and expense reimbursement shall be deemed fully earned by NRG upon the termination of the Plan Sponsor Agreement, including by exercise of a Fiduciary Duty Exception, except that no termination fee or expense reimbursement shall be earned or payable (i) if NRG has breached its obligations under the Restructuring Support Agreement or the Plan Sponsor Agreement (unless such breach has been cured or waived); (ii) NRG terminates the Plan Sponsor Agreement based on lapse of time, (iii) if any party terminates the Plan Sponsor Agreement for failure of the Plan to be consummated on or before July 31, 2014; or (iv) if any Party terminates the Plan Sponsor Agreement based on the failure to satisfy the Condition Precedents described herein.

•      Once earned, no termination fee or expense reimbursement shall be paid by the Debtors until consummation of any transaction involving a material amount of the Acquired Assets, including without limitation the confirmation of any chapter 11 plan whereby EME retains its equity interests.

Powerton-Joliet Sale-Leaseback	• Pursuant to the Plan: • Subject to payment of the Agreed PoJo Cure Amount by MWG and the NRG Adequate Assurance (each as defined in the PoJo Leases Term Sheet), on the closing date Midwest Generation, LLC will assume the PoJo Leases and other operative documents associated with the PoJo Transactions on the terms and conditions set forth in the PoJo Leases Term Sheet; and

•      On the closing date, EME will be released and discharged from all of its obligations with respect to the PoJo Leases, the Tax Indemnity Agreements and other operative documents associated with PoJo Transactions and the MWG Intercompany Notes.

For the avoidance of doubt, the NRG Adequate Assurance is incremental to the Purchase Price.

•      While the transaction is being pursued, the parties to the PoJo Transactions shall consent to extend the time granted to MWG to assume or reject the PoJo Leases and the applicable parties shall forbear from exercising remedies until the earliest of (i) consummation of the Plan, (ii) date of termination of the Restructuring Support Agreement, (iii) the date of termination of the Plan Sponsor Agremeent, or (iv) June 30, 2014, on substantially similar terms and conditions as under the Modified Extension Term Sheet attached as Exhibit A to the Order Extending Time to Assume or Reject Facility Leases and Related Agreements entered by the Bankruptcy Court on June 27, 2013 (the “Extension Term Sheet”).  For the avoidance of doubt, (i) until consummation of the Plan, the rights of the Debtors, the Creditors’ Committee, the parties to the PoJo Transactions and the Supporting Noteholders with respect to recharacterization of the PoJo Leases and otherwise shall be preserved, whether or not consent and forbearance set forth in the foregoing proviso are granted, maintained, rescinded, terminated or otherwise rendered ineffective and (ii) the extension of MWG’s time to assume or reject the PoJo Leases shall not be a condition precedent to any of the transactions contemplated hereby and any termination, expiration or failure of the Parties to the PoJo Transactions to consent to such an extension shall not give rise to a breach or default under any definitive documentation.

Rights Concerning EIX

•      EME shall retain (or, to the extent applicable, EME’s direct and indirect subsidiaries shall assign to EME) all rights related to or arising from (a) claims and causes of action made (or which could be made) on behalf of EME and its present direct and indirect subsidiaries against Edison International, Inc. (“EIX”), its direct and indirect subsidiaries (other than EME and its direct and indirect subsidiaries) (the “EIX Litigation Parties” and the “EIX Litigation”); (b) contracts with EIX Litigation Parties; (c) claims against EIX Litigation Parties in the Debtors’ chapter 11 proceedings; and (d) any other obligations of or associated with

EIX Litigation Parties, including, without limitation, receivables from EIX, shared services, tax sharing payments and insurance policies.(2)  For the avoidance of doubt, all claims set forth in the draft complaint attached to the Creditors’ Committee’s motion filed on July 31, 2013 seeking standing to prosecute claims (the “Draft Complaint”) are included in the EIX Litigation and all defendants named in the Draft Complaint are EIX Litigation Parties, unless specifically provided releases in connection with the Plan. The EIX Litigation will be prosecuted and controlled by reorganized EME or a litigation trust created pursuant to the Plan.

•      NRG shall not (i) seek any term, or the implementation of any term in any manner, that requires the approval, consent or cooperation of any EIX Litigation Party, or gives any EIX Litigation Party a veto right, such that any EIX Litigation Party could demand the settlement or reduction in value of the EIX Litigation; or (ii) take any other action that would undermine the conduct of the EIX Litigation by EME or its successors.

•      To the extent any entity included in the Acquired Assets is a necessary party for purposes of EME’s successful pursuit of the EIX Litigation, such entity will reasonably cooperate with reorganized EME or the litigation trust, as applicable, as necessary or desirable for such successful pursuit; provided, however, that reorganized EME or the litigation trust, as applicable, shall reimburse such entity for the reasonable out of pocket costs it incurs in connection with such cooperation.

•      EME shall retain all rights under the various tax sharing agreements with affiliates other than its subsidiaries.

Releases and Exculpations

•      The Plan shall provide for customary releases and exculpations for the Plan proponents, NRG and the Supporting Noteholders (including permitted assigns).

•      All chapter 5 causes of action, other than those asserted against EIX Litigation Parties, shall be released pursuant to the Plan; provided, however, that with the consent of NRG, whose consent shall not be unreasonably withheld, the Debtors, the Creditors’ Committee and/or the Supporting Noteholders may list additional parties in a schedule to the Plan Sponsor Agreement who will not be released from chapter 5 causes of action.

•      All Excluded Liabilities that may be asserted against NRG or

(2) NTD:  Confirm appropriate description.

any entity included in the Acquired Assets shall be released and enjoined pursuant to the Plan and confirmation order.

•      The Plan proponents shall make a showing, and will seek that the confirmation order contain appropriate findings, that (i) NRG would not fund the Plan or the recoveries to the creditors of the Debtor Subsidiaries and Non-Debtor Subsidiaries, nor would EME release its claims against its subsidiaries, and the Plan would fail, absent the release and injunction of Excluded Liabilities; (ii) the Excluded Liabilities are narrowly tailored;  (iii) barring the Excluded Liabilities, in light of their narrow tailoring, does not constitute “blanket immunity” for the subsidiaries receiving such releases; and (iv) the release of such subsidiaries is not inconsistent with the Bankruptcy Code.

Conditions Precedent

•      Conditions precedent to closing shall be limited solely to:

•      Entry by the Bankruptcy Court of an order confirming the Plan, which order shall include the “Releases and Exculpations” set forth above, shall be consistent with the terms contained in this Summary Term Sheet, shall be in a form reasonably acceptable to each Party, and shall not be subject to a stay.

•      No renewal or extension of any collective bargaining agreement other than on terms materially consistent with the existing agreement and in no event beyond December 31, 2014.

•      Required regulatory approvals:

•      Approval of the Federal Energy Regulatory Commission (FERC) under Section 203 of the Federal Power Act.

•      HSR, to the extent applicable.

•      The Parties shall use reasonable best efforts to obtain the required regulatory approvals, including, without limitation, NRG and/or EME selling or holding separate their respective assets; provided that neither NRG nor EME shall be required to sell or hold separate its assets, and, without the prior written consent of the other party, nor shall either agree to sell or hold separate its assets, unless such sale or hold separate order would not, or not reasonably be expected to, have a Material Adverse Effect on the Acquired Assets, taken as a whole, or on NRG, taken as a whole.

•      For the avoidance of doubt, regulatory approvals shall not include relief from the Illinois Pollution Control Board (“IPCB”) for any variances or waivers with respect to the coal-fired facilities owned by MWG or any other relief from the IPCB or from any other environmental regulatory agency with respect to the Assets.

•      Since July 11, 2013, neither EME nor any of its subsidiaries shall have increased the principal amount of its respective debt, whether recourse or non-recourse, or otherwise materially restructured any of its debt obligations (collectively, a “Leverage Event”) without the express written consent of NRG; provided, however, that a Leverage Event may occur to the extent such Leverage Event is required for EME or one of its subsidiaries to comply with their fiduciary duties; provided, further, that in such event the Leverage Event will subject to the purchase price adjustment provided for in this Summary Term Sheet.

•      The Registration Statement (as defined below) shall have been declared effective by the Securities and Exchange Commission and shall not be subject to any proceeding, order or other action that limits such effectiveness.

•      Absence of a Material Adverse Effect on the Acquired Assets between signing and closing of the Plan Sponsor Agreement.  Material Adverse Effect will be defined in manner customary to acquisition agreements (e.g., no numerical thresholds) and include customary general carve-outs (e.g., changes in law, changes in GAAP, changes generally affecting the economy and the financial markets), industry-specific carve-outs (e.g., changes generally affecting the electric power industry, electric power markets or electric power transmission or distribution, except to the extent such changes have a disproportionate effect on the Acquired Assets taken as a whole; changes in waivers or variances from the IPCB; and changes in commodity prices, including, without limitation, gas, coal or electricity), and Acquired Assets-specific carve-outs (e.g., adverse effects of chapter 11 proceedings, adverse effects of the announcement of the transaction, Casualty or Condemnation Losses and a Walnut Creek Loss).

•      There has not been a (i) Casualty or Condemnation Loss that is, individually or in the aggregate, after the application of any available insurance proceeds and condemnation awards (provided such proceeds are added to the Target Cash Balance for the purpose of the purchase price adjustment), greater than 20% of the Transaction Value or (ii) a Walnut Creek Loss.

•      “Casualty or Condemnation Loss” means with respect to the Acquired Assets any damage, destruction or unavailability or unsuitability for the intended purpose by fire, weather conditions, or other casualty or taking in condemnation or right of eminent domain.

•      “Walnut Creek Loss” means any of the following: (i) the actual loss of all or substantially all of the approximately 479 MW gas-fired generating facility at the Walnut Creek Energy Park in the City of Industry, California (“Walnut Creek Station”); (ii) the destruction of all or substantially all of the Walnut Creek Station such that there remains no substantial remnant thereof which a prudent owner, desiring to restore the Walnut Creek Station to its original condition, would utilize as the basis of such restoration; (iii) the destruction of all or substantially all of the Walnut Creek Station irretrievably beyond repair; (iv) the destruction of all or substantially all of the Walnut Creek Station such that the cost of repair would equal or exceed the cost of replacement; (v) the destruction of all or substantially all of the Walnut Creek Station such that the insured may claim a “total loss” under any insurance policy covering the Walnut Creek Station upon abandoning the Walnut Creek Station to the insurance underwriters therefor; or (vi) the condemnation or taking by eminent domain of all or a substantial portion of the real property at the Walnut Creek Station, provided that such condemnation or taking is material to the operation of the Walnut Creek Station.

•      For the avoidance of doubt, there shall be no other conditions precedent to closing, such as, without limitation, conditions precedent relating to due diligence, environmental contingencies, financing, or litigation (including, without limitation, the ongoing litigation between Chevron Kern River Company, Chevron Sycamore Cogeneration Company and the Debtors).

Restructuring Fees	• The estate of EME shall pay the fees and expenses of the

professional advisors to the Supporting Noteholders (Ropes & Gray LLP, Houlihan Lokey Capital, Inc. and regulatory counsel) on a current basis, with a catch-up for all invoiced fees and expenses on the date the Restructuring Support Agreement is approved and payment of all accrued and unpaid fees and expenses on the effective date of the Plan.  This payment obligation shall be incorporated as a term and condition of the Restructuring Support Agreement, the Plan Sponsor Agreement and the Plan.

•      Immediately prior to closing, the estate of MWG shall pay (i) the reasonable fees and actual out-of-pocket expenses of the attorneys to the PoJo Parties (as defined in the PoJo Leases Term Sheet) on a current basis through the consummation of the Plan, and (ii) the monthly fees and actual out-of-pocket expenses of the financial advisors to the PoJo Parties (as defined in the PoJo Leases Term Sheet) on a current basis through December 31, 2013 (the “PoJo Restructuring Fees”).  For the avoidance of doubt, the PoJo Restructuring Fees shall not include any success or other incentive fees owed to any financial advisor to the PoJo Parties.

•      The Debtors’ estates shall pay the fees and expenses of the professional advisors to the Creditors’ Committee (including, without limitation, Akin Gump Strauss Hauer & Feld LLP, Blackstone Advisory Partners L.P. and FTI Consulting, Inc.) and the Debtors in accordance with the orders governing estate professional fees in the Debtors’ chapter 11 cases.

•      NRG will be responsible for paying the fees and expenses of its own professional advisors.

NRG Cost Basis in Assets

•      The Parties will work in good faith to effectuate a cost basis to NRG in the assets of the acquired entities; provided, however, that the Debtors shall not incur, or otherwise bear the cost of, any additional tax liability or suffer any other costs in connection therewith (including, without limitation, by reason of a tax sharing agreement), and it being understood that achievement of this result is not a condition precedent to closing.

EME Tax Attributes

•      The Plan will include provisions, and the Parties will file and/or support motions and otherwise cooperate as may be reasonably necessary or desirable to enjoin and prevent EIX from taking any actions affecting the net operating losses, production tax credits or other tax attributes of EME and its direct and indirect subsidiaries.

Representations	• The representations and warranties given by NRG and Debtors in the Plan Sponsor Agreement relating to organization, power and Warranties

and authority, noncontravention and governmental approvals will be substantially identical.

•      For the avoidance of doubt, none of the Parties (including EME and the Debtor Subsidiaries) or the Non-Debtor Subsidiaries will be required to give any business-related representations and warranties in the Restructuring Support Agreement, the Plan Sponsor Agreement or any agreement related to any of the foregoing or any of the contemplated transactions.

Pre-Closing Remedies

•      The Plan Sponsor Agreement shall provide that, in addition to any other remedies they may have, the Supporting Noteholders, the Debtors and the Creditors’ Committee shall have the remedy of specific performance, including, without limitation, to compel NRG to close the transactions contemplated under this Summary Term Sheet, the Restructuring Support Agreement, the Plan Sponsor Agreement and the Plan.  The Restructuring Support Agreement shall provide that NRG and the Supporting Noteholders shall have specific performance as the sole remedy.

Post-Closing Remedies

•      The representations and warranties of the Parties and EME will not survive the closing.  After the closing, there will be no liability for breach of any pre-closing covenants.

•      No indemnities, holdbacks or escrows other than the reserves expressly set forth in the section hereof entitled “Price”.

Registration of Securities

•      NRG shall file a registration statement on Form S-1 (the “Registration Statement”) registering the distribution of the NRG common pursuant to the Plan on or before the hearing to approve the disclosure statement in support of the Plan and shall cause the Registration Statement to become effective no later than the time the Plan is consummated.  NRG will prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement until 30 days after the effective date of the Plan.  The obligation of NRG to register such securities shall be subject to other covenants, representations, warranties and conditions as are applicable to transactions of this type.

Disclosure Rights

•      The Supporting Noteholders shall be entitled to make public the terms of this transaction any time on or after October 18, 2013 so long as the Supporting Noteholders provide NRG with three business days’ prior written notice of such proposed disclosure..

Termination	• NRG may terminate the Restructuring Support Agreement by

Events of Restructuring Support Agreement

written notice upon the occurrence of any of the following events:

•      a material breach of the Restructuring Support Agreement by any party other than NRG that has not been cured within twenty business days’ of delivery of written notice of such breach by NRG; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within 15 calendar days of the later of its alleged occurrence and the date the terminating party becomes aware thereof;

•      any disclosure by the Supporting Noteholders not allowed by the Confidentiality Agreements made before a motion is filed seeking court approval of the Plan Sponsor Protections;

•      the absence of written agreement of the PoJo Parties to the terms of the PoJo Leases Term Sheet on or before October 18, 2013;

•      a motion to approve the Plan Sponsor Agreement has not been filed with the Bankruptcy Court on or before October 18, 2013;

•      an order approving the Plan Sponsor Agreement has not been entered by the Bankruptcy Court on or before November 7, 2013;

•      a Plan and Disclosure Statement in support of this transaction has not been filed on or before November 15, 2013, other than by reason of NRG’s failure to file the Registration Statement with the Securities and Exchange Commission;

•      any plan of reorganization inconsistent with this Summary Term Sheet is confirmed;

•      Acquired Assets are sold to an entity other than NRG (other than in the ordinary course of business consistent with past practice) in an amount greater than $25,000,000;

•      the Plan has not been confirmed on or before March 31, 2014;

•      the Plan has not been consummated on or before July 31, 2014; or

•      the PoJo Leases are rejected pursuant to an order of the Bankruptcy Court at any time prior to consummation of the Plan, or the Bankruptcy Court (i)  makes a determination that the amount required to cure all defaults under the Operative Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the Operative Documents set forth in the PoJo Leases Term Sheet, or (iii) fails to grant any other relief necessary to effectuate the terms and conditions of the PoJo Leases Term Sheet.

•      The Supporting Noteholders may terminate the Restructuring Support Agreement by written notice upon or after any of the following occurrences:

•      a material breach of the Restructuring Support Agreement or the Plan Sponsor Agreement by NRG that has not been cured within twenty business days’ of delivery of written notice of such breach by the Debtors, the Supporting Noteholders or the Creditors’ Committee; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within 15 calendar days of the later of its alleged occurrence and the date the terminating party becomes aware thereof;

•      the absence of written agreement of the PoJo Parties to terms of the PoJo Leases Term Sheet by November 29, 2013;

•      The filing of a Plan Sponsor Agreement, a Plan or any other agreement, document or pleading relating to either of the foregoing containing one or more provisions that are inconsistent with this Summary Term Sheet as to which the Supporting Noteholders have not given their prior written consent;

•      The Debtor has failed to file a Plan and Disclosure to implement the Plan by November 15, 2013 and the Bankruptcy Court has extended the Debtors’ exclusivity period to file a plan of reorganization beyond December 31, 2013;

•      the Plan shall not have been confirmed on or before March 31, 2014;

•      the Bankruptcy Court (i)  makes a determination that the amount required to cure all defaults under the Operative Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the Operative Documents set forth in the PoJo Leases Term Sheet, or (iii) fails to grant any other relief necessary to effectuate the terms and conditions of the PoJo Leases Term Sheet; or • the Plan has not been consummated on or before July 31, 2014.

Termination Events of Plan Sponsor Agreement

•      NRG may terminate the Plan Sponsor Agreement upon the occurrence of any of the following events:

•      a material breach of the Restructuring Support Agreement or the Plan Sponsor Agreement by any party other than NRG that has not been cured within twenty business days’ of delivery of written notice of such breach by NRG; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within 15 calendar days of the later of its alleged occurrence and the date the terminating party becomes aware thereof;

•      a motion by EME to approve the Plan Sponsor Agreement has not been filed on or before October 18, 2013;

•      a Plan and Disclosure Statement in support of this transaction has not been filed by October 22, 2013;

•      an order approving the Plan Sponsor Agreement has not been entered by the Bankruptcy Court on or before November 7, 2013;

•      the Disclosure Statement has not been approved by December 18, 2013;

•      any plan of reorganization inconsistent with this Summary Term Sheet is confirmed;

•      Acquired Assets are sold to an entity other than NRG (other than in the ordinary course of business consistent with past practice) in an amount greater than $25,000,000;

•      the Plan has not been confirmed on or before March 31, 2014;

•      the Plan has not been consummated on or before July 31, 2014; or

•                  the PoJo Leases are rejected pursuant to an order of the Bankruptcy Court at any time prior to consummation of the Plan, or the Bankruptcy Court (i)  makes a determination that the amount required to cure all defaults under the Operative Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the Operative Documents set forth in the PoJo Leases Term Sheet, or (iii) fails to grant any other relief necessary to effectuate the terms and conditions of the PoJo Leases Term Sheet.

•      The Debtors or the Creditors’ Committee may terminate the Plan Sponsor Agreement upon or after any of the following occurrences:

•      a material breach of the Restructuring Support Agreement or the Plan Sponsor Agreement by NRG that has not been cured within twenty business days’ of delivery of written notice of such breach by NRG; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within 15 calendar days of the later of its alleged occurrence or the date the terminating party becomes aware thereof;

•      at any time pursuant to the Fiduciary Duty Exception;

•      the Plan shall not have been confirmed on or before March 31, 2014;

•      the Bankruptcy Court (i)  makes a determination that the amount required to cure all defaults under the Operative Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the Operative Documents set forth in the PoJo Leases Term Sheet, or (iii) fails to grant any other relief necessary to effectuate the terms and conditions of the PoJo Leases Term Sheet; or

•      the Plan has not been consummated on or before July 31, 2014.

•      The Supporting Noteholders may terminate the Plan Sponsor Agreement upon or after any of the following occurrences:

•      a material breach of the Restructuring Support Agreement or the Plan Sponsor Agreement by NRG that has not been cured within twenty business days’ of delivery of written notice of such breach by NRG; provided, however, that any alleged breach or default shall be deemed waived if no notice of such breach or default is delivered within 15 calendar days of the later of its alleged occurrence and the date the terminating party becomes aware thereof;

•      the Debtor has failed to file a Plan and Disclosure to

implement the Plan by November 15, 2013 and court has extended the Debtors’ exclusivity period to file a plan;

•      the Plan shall not have been confirmed on or before March 31, 2014;

•      the Bankruptcy Court (i)  makes a determination that the amount required to cure all defaults under the Operative Documents is greater than the Agreed PoJo Cure Amount, (ii) fails to approve the modifications to the Operative Documents set forth in the PoJo Leases Term Sheet, or (iii) fails to grant any other relief necessary to effectuate the terms and conditions of the PoJo Leases Term Sheet; or

•      the Plan has not been consummated on or before July 31, 2014.

•      For the avoidance of doubt, neither NRG nor the Supporting Noteholders shall either add or agree to add any additional termination events, covenants, representations and warranties or conditions precedent to the Plan Sponsor Agreement, the Plan or any agreement, document or pleading related to either of the foregoing without the prior written consent of the other party.

NRG intends to file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer will file with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at the time of filing at www.sec.gov. Alternatively, the company will arrange to send you the prospectus after filing if you request it by calling 609-524-4500 or emailing investor.relations@nrgenergy.com.

The undersigned Parties hereby execute this Summary Term Sheet as of the date first written above:

NRG:

NRG ENERGY INC.

By:	/s/ Brian Curci
Name:	Brian Curci
Title:	Corporate Secretary

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

SUPPORTING NOTEHOLDERS:

AVENUE INVESTMENTS L.P.
By:	Avenue Partners, LLC, its general partner

By:	/s/ Marc Lasry
Name:	Marc Lasry
Title:	Member

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By:	/s/ Paul A. Friedman
Name:	Paul A. Friedman
Title:	Authorized Signatory

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.

By:	/s/ Paul A. Friedman
Name:	Paul A. Friedman
Title:	Authorized Signatory

BLUEMOUNTAIN TIMBERLINE, LTD.

By:	/s/ Paul A. Friedman
Name:	Paul A. Friedman
Title:	Authorized Signatory

BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.

By:	/s/ Paul A. Friedman
Name:	Paul A. Friedman
Title:	Authorized Signatory

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

BLUEMOUNTAIN LONG/SHORT CREDIT
MASTER FUND L.P.

By:	/s/ Paul A. Friedman
Name: Paul A. Friedman
Title: Authorized Signatory

BLUEMOUNTAIN CREDIT OPPORTUNITIES
MASTER FUND I L.P.

By:	/s/ Paul A. Friedman
Name: Paul A. Friedman
Title: Authorized Signatory

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	/s/ Paul A. Friedman
Name: Paul A. Friedman
Title: Authorized Signatory

BLUEMOUNTAIN MONTENVERS MASTER
FUND SCA SICAV-SIF

By:	/s/ Paul A. Friedman
Name: Paul A. Friedman
Title: Authorized Signatory

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND P.L.C., a sub-fund of AAI BLUEMOUNTAIN FUND P.L.C.

By:	/s/ Paul A. Friedman
Name: Paul A. Friedman
Title: Authorized Signatory

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

P. SCHOENFELD ASSET MANAGEMENT LP,
as investment manager on behalf of its affiliated investment funds

By:	/s/ Peter Schoenfeld
Name: Peter Schoenfeld
Title: Chief Executive Officer

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

STRATEGIC VALUE MASTER FUND, LTD.
By: Strategic Value Partners, LLC, its Investment Manager

By:	/s/ Edward C. Kelly
Name: Edward C. Kelly
Title: Chief Operating Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND II, LP
By: SVP Special Situations II LLC, its Investment Manager

By:	/s/ Edward C. Kelly
Name: Edward C. Kelly
Title: Chief Operating Officer

STRATEGIC VALUE SPECIAL SITUATIONS OFFSHORE FUND II-A, LP

By:	/s/ Edward C. Kelly
Name: Edward C. Kelly
Title: Chief Operating Officer

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC,
on behalf of funds and/or accounts managed or advised by it or its affiliates

By:	/s/ Richard P. Swanson
Name: Richard P. Swanson
Title: General Counsel

[Signature Page to NRG-Supporting Noteholder Summary Term Sheet]

Execution Version	EXHIBIT A	Strictly Confidential

The PoJo Leases

In connection with the term sheet dated September 9, 2013 (the “Summary Term Sheet”) describing the terms of a potential consensual transaction among NRG Energy, Inc. (“NRG”), certain holders of senior unsecured notes of Edison Mission Energy signatory thereto (the “Supporting Noteholders”), Edison Mission Energy (“EME”) and certain of its debtor subsidiaries in the chapter 11 cases (the “Debtors”) filed in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”), and the Official Committee of Unsecured Creditors of the Debtors whereby NRG will acquire EME and its direct and indirect subsidiaries pursuant to a plan of reorganization (the “Reorganization”), NRG intends to seek the consent of the Parties (as defined below) to the Participation Agreements, dated August 17, 2000 (the “Participation Agreements”) and the Operative Documents (as defined in the Participation Agreements), to the following modifications of the Operative Documents and the following treatment under the Plan (as defined in the Summary Term Sheet. The illustrative terms set forth herein are for discussion purposes only. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Participation Agreements.

Parties

Powerton Parties:

•      Midwest Generation, LLC (“MWG”)

•      Nesbitt Asset Recovery Series P-1, as Owner Lessor

•      Powerton Trust II, as the Owner Lessor

•      Wilmington Trust Company, as the Owner Trustee

•      Nesbitt Asset Recovery LLC, Series P-1, as Owner Participant

•      Powerton Generation II, LLC, as the Owner Participant

•      The Bank of New York Mellon, as the successor Lease Indenture Trustee

•      The Bank of New York Mellon, as the successor Pass Through Trustee

Joliet Parties:

•      MWG

•      Nesbitt Asset Recovery Series J-1, as Owner Lessor

•      Joliet Trust II, as the Owner Lessor

•      Wilmington Trust Company, as the Owner Trustee

•      Nesbitt Asset Recovery LLC, Series J-1, as Owner Participant

•      Joliet Generation II, LLC, as the Owner Participant

•      The Bank of New York Mellon, as the successor Lease Indenture Trustee

•      The Bank of New York Mellon, as the successor Pass Through Trustee

Each of the foregoing is a “PoJo Party” and, collectively, all of the foregoing are the “PoJo Parties” for purposes of this PoJo Leases Term Sheet.  To the extent the consent of other parties are required to effectuate the transactions contemplated herein, such party shall be included as a “PoJo Party” in the consent and waiver agreement containing the terms and conditions set forth herein (the “Agreement”).

Terms of the Agreement

Assumption of the Operative Documents:

•      On the effective date of the Plan, and subject to the payment of the Agreed PoJo Cure Amount by MWG and the NRG Adequate Assurance (each as defined herein), MWG shall assume the Facility Leases and the other Operative Documents, as modified in accordance with the terms and provisions hereof.

Modifications:

•      The Agreement would require the Parties to consent to, and enter into amendments effectuating, the following modifications to the Operative Documents:

•      Sections VII and VIII of each Participation Agreement shall be deleted in their entirety.

•      NRG shall assume all rights and obligations of EME under the Tax Indemnity Agreements and shall provide the NRG Guarantee (as defined below).

•      Each EME Guarantee, the Reimbursement Agreement and each EME OP Guarantee shall be terminated and of no further force or effect.

•      Other than as set forth herein, all other rights and obligations of EME under the Operative Documents shall become rights and obligations of MWG.

•      Due to the extinguishment of each EME Note pursuant to the terms of the Reorganization, all references in the Operative Documents to the EME Notes shall be eliminated.

Agreed PoJo Cure Amount:

•      The Plan shall provide that the payment by MWG of the Agreed PoJo Cure Amount on the effective date of the Plan will satisfy all obligations of the Debtors to cure breaches or defaults under the Facility Leases and the other Operative Documents (including, without limitation, the Tax Indemnity Agreement) and that no Supplemental Rent or other payments are due on account of such breaches or defaults or any other event occurring prior to the effective date of the Plan.

•      “Agreed PoJo Cure Amount” means (i) the sum, payable by MWG, of (x) the amount of accrued and unpaid Basic Lease Rent due and payable on any Rent Payment Date occurring prior to the effective date of the Plan plus (y) the amount of accrued and unpaid PoJo Restructuring Fees (as defined in the Summary Term Sheet) as of the effective date of the Plan, if any, minus (ii) the sum of all payments made in respect of Rent pursuant to any forbearance, extension or other agreement with any of the PoJo Parties except the Initial Payment made under the Forbearance Agreement by and among the PoJo Parties dated December 16, 2012.  For the avoidance of doubt, the Agreed PoJo Cure Amount expressly excludes any Supplemental Rent, Overdue Interest or other default interest, interest on interest, or any other costs, fees, penalties or charges.

NRG Adequate Assurance:

•      As adequate assurance of future performance under the Facility Leases and the other Operative Documents, on the effective date of the Plan, NRG shall issue a guarantee in favor of each Owner Lessor (the “NRG Guarantee”), which would be substantially similar to the EME Guarantee.

Waivers and Releases:

•      The PoJo Parties will waive, and release NRG, EME and all of EME’s subsidiaries from, any breach, default or claim under any covenant contained in the Operative Documents arising on or before the assumption of the Operative Documents and the effective date of the Plan.

Representations, Warranties and Covenants:

•      The PoJo Parties will represent, warrant and covenant that:

•      The Plant Modifications (as defined herein) do not and will not give rise to a breach, event of default, indemnity or other claim or cause of action under the Operative Documents.

•      Until the earliest of (i) consummation of the Plan, (ii) the date of termination of the Restructuring Support Agreement, (iii) the date of termination of the Plan Sponsor Agreement, or (iv) June 30, 2014, they will forbear on terms substantially identical to the extension term sheet in effect as of the date of the Summary Term Sheet.

•      They will cooperate and use reasonable best efforts to obtain regulatory and other approvals necessary to consummate the transactions contemplated by the Summary Term Sheet, including, without limitation, making appropriate filings in FERC Docket No. EC13-103-000.

•      They will support the approval of the Restructuring Support Agreement, the Plan Sponsor Agreement and the Plan by the Bankruptcy Court on the terms set forth in this PoJo Lease Term Sheet and the Summary Term Sheet.

•      The covenants and agreements of NRG and the proposed treatment of the Parties pursuant to the Reorganization are expressly conditioned upon the entry by each of the Parties (including, for the avoidance of doubt, the Indenture Trustees, the Pass Through Trustees, the Owner Participants and any other Party) and by holders of Powerton-Joliet Pass Through Trust Certificates (the “Certificates”) representing in the aggregate more than a majority of the outstanding principal amount of the Certificates into a written agreement to support the transactions contemplated by this term sheet and the Summary Term Sheet, enforceable against them by NRG and the Supporting Noteholders.  The PoJo Parties and holders of Certificates executing such agreement must also agree that the foregoing covenants will be binding on their successors and assigns or any assignment of their interests will be deemed void ab initio.

Description of Plant Modifications

NRG intends to implement the following changes to the Facilities (the “Plant Modifications”):

•      Powerton:  Install a Dry Sorbent Injection (Trona) system and Mercury Controls.

•      Joliet:  Install a gas pipeline and boiler modifications to permit the Facility to run on natural gas.

NRG expects that the Facilities will continue to operate principally with the same equipment and will not be offline for any material amount of time while the foregoing modifications are being implemented.

Exhibit B

Form of Transfer Agreement

Form of Transfer Agreement

The undersigned (the “Transferee”) hereby acknowledges that it has reviewed the Restructuring Support Agreement, dated as of October 2, 2013 (the “Agreement”)(1), by and among NRG Energy, Inc., [Transferor’s Name] (the “Transferor”), and the other Supporting Noteholders signatory thereto, and hereby agrees to be bound by the terms and conditions thereof binding on the Supporting Noteholders to the extent the Transferor was thereby bound, without modification and shall be deemed a Supporting Noteholder under the Agreement.

The Transferee acknowledges and agrees that any Transfer of Notes from the Transferor is null and void if it does not comply with the Agreement and is not effective unless and until an executed copy of this Transfer Agreement is delivered NRG and counsel to the Supporting Noteholders in accordance with Section 20 of the Agreement.

Date:  [            ], 201[  ]

[Transferee’s Name]

By:
Name:
Title:

Principal amount of Notes held:

$ of 7.50% Notes due 2013.

$ of 7.75% Notes due 2016.

$ of 7.00% Notes due 2017.

$ of 7.20% Notes due 2019.

$ of 7.625% Notes due 2027.

Date:

[Address]
Attention:
Fax:
Email:

(1)  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.